===============================================================================





                      LETTER OF CREDIT AND
                     REIMBURSEMENT AGREEMENT



                   dated as of October 1, 1995



                              among



                      NEVADA POWER COMPANY,

                     THE BANKS NAMED HEREIN



                               and



               BARCLAYS BANK PLC, NEW YORK BRANCH,
        as Administrative Agent and Letter of Credit Bank


===============================================================================

                       TABLE  OF  CONTENTS



                                                         Page

                     ARTICLE I  DEFINITIONS

SECTION 1.01.  Certain Defined Terms...................... 1
SECTION 1.02. Computation of Time Periods.................10
SECTION 1.03.  Accounting Terms...........................10
SECTION 1.04.  Interpretation.............................10

      ARTICLE II  AMOUNT AND TERMS OF THE LETTERS OF CREDIT

SECTION 2.01.  The Letters of Credit......................11
SECTION 2.02.  Issuing the Letters of Credit..............11
SECTION 2.03.  Commissions and Fees.......................11
SECTION 2.04.  Reimbursement On Demand....................11
SECTION 2.05.  Advances and Interest......................12
SECTION 2.06.  Prepayments................................13
SECTION 2.07.  Increased Costs............................13
SECTION 2.08.  Increased Capital..........................14
SECTION 2.09.  Payments and Computations..................15
SECTION 2.10.  Non-Business Days..........................15
SECTION 2.11.  Extension of the Stated Termination Date...15
SECTION 2.12.  Evidence of Debt...........................15
SECTION 2.13.  Obligations Absolute.......................16
SECTION 2.14.  Taxes......................................16
SECTION 2.15. Additional Interest.........................17
SECTION 2.16. Funding Indemnity...........................18
SECTION 2.17. Illegality, etc.............................18
SECTION 2.18. Reinstatement of Letter of Credit...........19

                ARTICLE III  CONDITIONS PRECEDENT

SECTION 3.01.  Condition Precedent to Issuance of the
               Letters of Credit..........................19
SECTION 3.02.  Additional Conditions Precedent to
               Issuance of the Letters of Credit..........21
SECTION 3.03.  Conditions Precedent to Each Advance.......21

           ARTICLE IV  REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the
               Company....................................22

               ARTICLE V  COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants......................26

                      TABLE OF CONTENTS
                          (Continued)
                                                         Page
                                                         ----
SECTION 5.02.  Negative Covenants.........................30

                  ARTICLE VI  EVENTS OF DEFAULT

SECTION 6.01.  Events of Default..........................31
SECTION 6.02.  Upon an Event of Default...................33

                   ARTICLE VII  MISCELLANEOUS

SECTION 7.01.  Amendments, Etc............................34
SECTION 7.02.  Notices, Etc...............................35
SECTION 7.03.  No Waiver: Remedies........................35
SECTION 7.04.  Right of Set-off...........................35
SECTION 7.05.  Indemnification............................36
SECTION 7.06.  Banks Not Liable...........................36
SECTION 7.07.  Costs, Expenses and Taxes..................37
SECTION 7.08.  Binding Effect.............................38
SECTION 7.09.  Severability...............................38
SECTION 7.10.  Governing Law; Submission to Jurisdiction;
               Etc. ......................................38
SECTION 7.11.  Headings...................................39
SECTION 7.12.  Counterparts...............................39
SECTION 7.13.  Waiver of Jury Trial.......................39
SECTION 7.14.  Participation and Assignment...............39

ARTICLE VIII SYNDICATION..................................40

SECTION 8.01.  Syndication................................40
SECTION 8.02.  Sharing of Payments........................41

ARTICLE IX  THE ADMINISTRATIVE AGENT AND THE LC BANK......41

SECTION 9.01.  Authorization and Action...................41
SECTION 9.02. Administrative Agent's Reliance, Etc........42
SECTION 9.03.  Bank Credit Decision.......................42
SECTION 9.04.  Indemnification............................42
SECTION 9.05.  Barclays and Affiliates....................43
SECTION 9.06.  Successor Administrative Agent.............43
EXHIBIT A   Form of Irrevocable Letter of Credit with
            Exhibits 1 through 5 thereto
EXHIBIT B   Form of Custodian Agreement

                            TABLE OF CONTENTS
                               (Continued)
                                                              Page
                                                              ----
EXHIBIT C   Form of Opinion of General Counsel of the Company
EXHIBIT D   Form of Opinion of Special Counsel to the Company

          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of October 1, 1995, among NEVADA POWER COMPANY, a Nevada corporation (the "Company"), BARCLAYS BANK PLC, NEW YORK BRANCH, as Administrative Agent and Letter of Credit Bank, and the Banks (as defined herein).

          PRELIMINARY STATEMENTS. (1) Clark County, Nevada (the "Issuer") has issued various refunding bonds for the purpose of refunding certain tax-exempt bonds issued for the benefit of the Company and has issued the Series A Bonds (as defined herein) for the purpose of financing the cost of facilities for the local furnishing of electric energy.

          (2) The Company has requested that the Letter of Credit Bank issue two irrevocable, transferable letters of credit in substantially the form of Exhibit A hereto (such letters of credit, as they may from time to time be extended pursuant to the terms of this Agreement, being collectively the "Letters of Credit" and each individually a "Letter of Credit"), in the aggregate amount of $123,211,316 (the "Total Commitment"), of which (i) $120,750,000 shall support the payment of principal of the Series A Bonds and the Series C Bonds (as defined herein) or the portion of the purchase price of such Bonds corresponding to principal (the "Principal Component"), and (ii) $2,461,316 shall support the payment of up to 62 days' interest on the principal amount of the Series A Bonds and the Series C Bonds or the portion of the purchase price of such Bonds corresponding to interest (the "Interest Component"), computed at an assumed rate of 12% per annum on the basis of a year of 365 days (the Letter of Credit Bank's obligation to issue the Letters of Credit as hereinafter provided being hereinafter referred to as the Commitment (the "Commitment").

          NOW, THEREFORE, in consideration of the premises and in order to induce the Letter of Credit Bank to issue the Letters of Credit, the parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this  Agreement,
                         ---------------------
the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Advance" has the meaning provided in Section 2.05 (a).
          --------

          "Administrative Agent" means Barclays,  acting in its  capacity as
           --------------------
Administrative   Agent  for  the   Banks   hereunder,   and  any   successor
Administrative Agent.

          "Affiliate"  means   any   trade   or  business  (whether  or  not
           ---------
incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

          "Applicable Eurodollar Margin" means the Applicable L/C Rate  then
           ----------------------------
in effect.

          "Applicable L/C Rate" shall mean the  following  percentages:  (i)
           -------------------
 .26% for any day that Level I Status exists; (ii) .295% for any day that Level II Status exists; (iii) .35% for any day that Level III Status exists;
(iv) .40% for any day that Level IV Status exists; and (v) .625% for any day that Level V Status exists.

          "Authorized  Representative"  means  (i)  for  the   Company,  the
           --------------------------
Chairman of the Board, the President, any Vice President, the Director, Treasury and the Secretary and (ii) for any other Person, an authorized officer of such Person.

          "Bank"  means  each  of  the  LC  Bank  and  each  of  the parties
           ----
identified as a "Bank" on the signature pages hereto, and each Bank that becomes a party hereto in accordance with Section 7.14(b); provided that the rights of the LC Bank under this Agreement shall not be diminished or impaired by reason of the LC Bank also being a Bank hereunder.

          "Barclays" means Barclays Bank PLC, New York Branch.
           --------

          "Base Rate" means a fluctuating interest  rate per annum  equal at
           ---------
all times to the higher of (i) the Prime Rate or (ii) 1/2 of one percent above the Federal Funds Rate in effect from time to time. The Base Rate shall change concurrently with each change in the Prime Rate or Federal Funds Rate, as the case may be.

          "Base Rate Advance" means an Advance bearing interest  at the Base
           -----------------
Rate.

          "Bond  Purchase  Agreement"  means  the  Bond  Purchase  Agreement
           -------------------------
executed with respect to each Series of Bonds.

          "Bonds" means, collectively, the Series A Bonds  and the  Series C
           -----
Bonds.

          "Business Day" means  a day of  the year on  which  banks  are not
           ------------
required or authorized by law to close in New York City or in Los Angeles, California, and if the applicable Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on the London interbank eurodollar market.

          "Cancellation Date" has the meaning assigned to that  term in each
           -----------------
Letter of Credit.

          "Code" means  the Internal Revenue Code  of 1986, as  amended from
           ----
time to time after the date hereof, and the rules and regulations promulgated thereunder.

          "Commitment" has the meaning assigned to that  term in  the second
           ----------
Preliminary Statement hereto.

          "Commitment Termination Date" has  the meaning  assigned  to  that
           ---------------------------
term in Section 2.01.

          "Common Equity"  means  the common  stockholders'  equity  of  the
           -------------
Company, less the book value of all intangible assets of the Company.

          "Common Stock"  means  the  $1.00 par value  common  stock  of the
           ------------
Company.

          "Custodian Agreement"    means   the   Custodian   Agreement    in
           -------------------
substantially the form of Exhibit B hereto.

          "Date of Issuance" has  the  meaning  assigned  to  that  term  in
           ----------------
Section 2.02.

          "Debt" or "Indebtedness" means (i) indebtedness for borrowed money
           ----      ------------
or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
(iii) obligations (contingent or otherwise) in respect of bankers' acceptances or letters of credit, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iii) above, (v) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (vi) withdrawal liability incurred under ERISA by the Company or any of its Affiliates to any Multiemployer Plan.

          "Default Rate" means a  fluctuating  interest  rate  equal  at all
           ------------
times to 2% per annum above the Base Rate in effect from time to time; provided that with respect to a Eurodollar Rate Advance the Default Rate
--------
shall be the higher of (i) such rate then in effect with respect to such Eurodollar Rate Advance plus 2% per annum or (ii) the Base Rate plus 2% per annum.

          "Designated Rating" means, with respect to any Rating  Agency  for
           -----------------
any day, the rating of the senior secured long-term debt of the Company (a "Secured Rating") outstanding and in effect on such day (including for this purpose as separate categories "+" and "-" designations by S&P or "1", "2" and "3" designations by Moody's). If a Rating Agency does not have a Secured Rating outstanding and in effect on any day, then there exists no Designated Rating by such Rating Agency for such day.

          "Environmental Claim" means any allegation,  notice of  violation,
           -------------------
claim, demand, or order by any governmental authority or any Person for any damage or for fines, penalties or restrictions, resulting from or based upon (i) the existence of a Release of, or exposure to, any Hazardous
Material, in, into or onto the environment at, in, by, from or related to any facility, (ii) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any facility, or (iii) the violation of any Environmental Laws.

          "Environmental Laws" means  all  Laws  relating  to  environmental
           ------------------
matters, including, without limitation, those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ( 42 U.S.C. Subsection 9601 et seq. ), the Hazardous
                                              -- ----
Material  Transportation  Act  (  49  U.S.C . Subsection 1801 et seq. ), the
                                                        -- ----
Resource Conservation
and  Recovery  Act  ( 42 U.S.C. Subsection 6901 et seq. ), the Federal Water
                                                -- ----
Pollution Control Act (33 U.S.C. Subsection 1251 et seq.), the Clean Air Act
                                                 -- ----
(42  U.S.C.  Subsection  7401 et seq.), the Toxic Substances Control Act (15
                              -- ----
U.S.C.  Subsection 2601 et seq.), the Occupational Safety and Health Act (29
                        -- ----
U.S.C. Subsection  65l  et  seq.)  and  the Emergency Planning and Community
                        -- ----
Right  to  Know Act (42 U.S.C. Subsection 11001 et seq.), each as amended or
                                                -- ----
supplemented, and any analogous future or present applicable local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income Security Act of 1974.
           -----

          "Eurocurrency Liabilities" has the meaning  assigned to  that term
           ------------------------
in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, with respect to an Interest  Period for a
           ---------------
Eurodollar Rate Advance, an interest rate per annum equal to (a) the rate (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) per annum at which deposits in U.S. dollars are offered by the principal office of the Administrative Agent in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, in an amount substantially equal to the amount of the relevant Eurodollar Rate Advance and for a period equal to such Interest Period, plus
(b) the Applicable Eurodollar Margin, as such rate may be adjusted pursuant to Section 2.15.

          "Eurodollar Rate Advance" means an Advance bearing interest at the
           -----------------------
Eurodollar Rate.

          "Eurodollar Rate Reserve Percentage" means for any Interest Period
           ----------------------------------
for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the applicable reserve requirement
(including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Banks with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has  the  meaning  assigned  to  that  term  in
           ----------------
Section 6.01.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means that certain letter agreement dated the Date of
           ----------
Issuance executed by the Company and addressed to the Administrative Agent and LC Bank.

          "Financing Agreement" means each Financing Agreement,  dated as of
           -------------------
October 1, 1995 between the Issuer and the Company, executed with respect to a Series of Bonds.

          "First Mortgage Bond Indenture"  means the  Indenture of  Mortgage
           -----------------------------
and Deed of Trust dated October 1, 1953 between the Company and First Interstate Bank of Nevada, N.A., as amended to the Date of Issuance.

          "Fiscal  Quarter"  means  the   fiscal   quarter  of  the  Company
           ---------------
consisting of a three month fiscal period ending on each March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of the Company consisting of a
           -----------
twelve month fiscal period ending on each December 31.

          "Governmental  Agency"  means  (a)  any  foreign,  federal, state,
           --------------------
county or municipal government, or  political  subdivision  thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

          "Hazardous Materials"   means  (i)  any   chemical,  material   or
           -------------------
substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal Law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, (ii) any oil, petroleum or petroleum-derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (A) pose a hazard to any Property of the Company or any of its Subsidiaries or to Persons on or about such Property or (B) cause such Property to be in violation of any Environmental Laws,
(iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyl's in excess of fifty parts per million, and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the owners, occupants or any Persons surrounding any Property of the Company.

          "Indenture" means each Indenture of Trust, dated as of  October 1,
           ---------
1995 between the Issuer and the Trustee, pursuant to which a Series of Bonds was issued.

          "Initial Stated Amount"  means  $78,314,439  with  respect  to the
           ---------------------
Letter of Credit supporting the Series A Bonds and $44,896,877 with respect to the Letter of Credit supporting the Series C Bonds.

          "Interest Component" has the meaning assigned to that  term in the
           ------------------
second Preliminary Statement herein.

          "Interest Period"  means,  with  respect  to  a  Eurodollar   Rate
           ---------------
Advance, a period of one day or one month, in each case as elected by the Company pursuant to Section 2.05(b); provided that any such Interest Period
                                     --------
that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and provided, further that no Interest Period shall
                             --------  -------
extend beyond the scheduled repayment date of an Advance.

          "Issuer"  has  the  meaning  assigned  to  that term in the  first
           ------
Preliminary Statement hereto.

          "Laws" means, collectively, all foreign, federal state  and  local
           ----
statutes, treaties, rules, regulations, ordinances, codes and administrative or controlling precedents of any Governmental Agency.

          "LC Bank" or "Letter of Credit Bank" means Barclays  Bank PLC, New
           -------      ---------------------
York Branch.

          "Letter of Credit"  and  "Letters of Credit"  have  the   meanings
           ----------------         -----------------
assigned to those terms in the second Preliminary Statement hereto.

          "Level I Status" exists for any day if, on such day,  the  Company
           --------------
has a Designated Rating of (i) A or higher by S&P or (ii) A2 or higher by Moody's.

          "Level II Status" exists for any day if, on such day,  (a) Level I
           ---------------
Status does not exist and (b) the Company has a Designated Rating of (i) BBB+ or higher by S&P or (ii) Baa1 or higher by Moodys.

          "Level III Status" exists for any day if, on such day, (a) Level I
           ----------------
or II Status does not exist and (b) the Company has a  Designated  Rating of
(i) BBB by S&P or (ii) Baa2 by Moody's.

          "Level IV Status" exists for any day if, on such day, (a) Level I,
           ---------------
II or III Status does not exist and (b) the Company has a Designated Rating of (i) BBB- by S&P or (ii) Baa3 by Moody's.

          "Level V Status" exists for any day if, on such day,  (a) Level I,
           --------------
II, III or IV Status does not exist and (b) the Company has a Designated Rating of (i) below BBB- by S&P or is unrated or (ii) below Baa3 by Moody's or is unrated.

          "Lien"  means,  with  respect  to  any  asset, any lien,  security
           ----
interest or other charge or encumbrance, or any other type of preferential arrangement in respect of such asset.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any Related Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of the Company and its Subsidiaries, taken as a whole, or to the prospects of the Company and its Subsidiaries, taken as a whole, (c) materially impairs or could reasonably be expected to materially impair the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations hereunder or under the Related Documents or (d) materially impairs or could reasonably be expected to materially impair the ability of the Administrative Agent or the Banks to enforce any of their legal remedies pursuant to this Agreement or the Related Documents.

          "Moody's" means Moody's Investors Service, Inc.  or its  successor
           -------
and assigns.

          "Multiemployer Plan"  means  a "multiemployer plan" as  defined in
           ------------------
Section 4001(a)(3) of ERISA with respect to which the Company or any Affiliate (i) has an obligation to contribute to or (ii) could have liability.

          "Participant" has the meaning provided in Section 7.14(a)
           -----------

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation or any
           ----
successor thereto.

          "Person" means an individual, partnership, corporation  (including
           ------
a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Agency.

          "Plan" means an employee benefit plan (other than a  Multiemployer
           ----
Plan) maintained or contributed to for employees of the Company or any Affiliate and covered by Title IV of ERISA or the minimum funding requirements of Section 412 of the Code.

          "Pledged Bond"  has  the  meaning  assigned  to  that  term in the
           ------------
Custodian Agreement.

          "Preferred Stock" means each of (a) the Cumulative Preferred Stock
           ---------------
$20.00 par value 5.40% Series Preferred Stock of the Company, (b) the Cumulative Preferred Stock $20.00 par value 5.20% Series Preferred Stock of the Company, (c) the Cumulative Preferred Stock $20.00 par value 4.70% Preferred Stock of the Company, and (d) the Cumulative Preferred Stock $20.00 par value Auction Series A of the Company.

          "Prime Rate" means a fluctuating annual rate of  interest equal to
           ----------
the rate publicly announced or quoted internally by the Administrative Agent as its Prime Rate. For purposes of this Agreement, any change in the Prime Rate shall be effective on the date such change is publicly announced or quoted internally by the Administrative Agent.

          "Principal Facility" means that certain Loan Agreement dated as of
           ------------------
November 21, 1994 by and among the Company, First Interstate Bank of Nevada, N.A., as agent, and the financial institutions party thereto.

          "Prior Bonds" means the Series 1985 Bonds as defined in Resolution
           -----------
No. 10-3-95-1 adopted by Clark County Nevada on October 3, 1995.

          "Property" means any  interest  in any kind  of property or asset,
           --------
whether real, personal or mixed, or tangible or intangible.

          "PSC"  means  the  Public  Service  Commission  of Nevada,  or any
           ---
successor or other agency or authority of the State of Nevada from time to time having a similar jurisdiction.

          "PSC Order" means, at any time, the order by the PSC in  effect at
           ---------
such time that authorizes the Company to enter into this Agreement and the Related Documents to which it is, or is to be, a party, to request the LC Bank to issue the Letters of Credit hereunder and to incur Debt to the Banks hereunder in an amount not less than the Total Commitment. The PSC Order, when given by PSC, shall be deemed to include the application for such order by the Company.

          "Rating Agency" means S&P or Moody's.
           -------------

          "Reimbursement Obligations"  means all of the  obligations of  the
           -------------------------
Company to reimburse or repay the LC Bank or  the Banks  pursuant to Section
2.04 or 2.05.

          "Related Documents"  has  the  meaning  assigned to  that  term in
           -----------------
Section 2.13.

          "Release"  means  any release,  emission,  disposal,  leaching, or
           -------
migration into the environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), or into or out of any of the facilities.

          "Remarketing Agent" has the meaning assigned to that  term in each
           -----------------
Indenture.

          "Required Banks" means, at any time, Banks having  Shares equal to
           --------------
at least 66 2/3% of the aggregate Shares; provided that such term shall in any event include the LC Bank unless expressly provided otherwise in this Agreement.

          "Series A Bonds"   means  the  Issuer's   $76,750,000   Industrial
           --------------
Development Revenue Bonds (Nevada Power Company Project) Series 1995A.

          "Series C Bonds"   means  the  Issuer's   $44,000,000   Industrial
           --------------
Development Refunding  Revenue Bonds  (Nevada Power Company Project)  Series
1995C.

          "Series of Bonds" means any of the Series A Bonds or  the Series C
           ---------------
Bonds.

          "Share" means, with  respect  to each  Bank, the percentage of the
           -----
rights and obligations hereunder purchased by, or otherwise attributable to, such Bank, as specified on Schedule 7.02 hereof or in any assignment entered into pursuant to Section 7.14(b).

          "S&P"  means  Standard & Poor's,  a  division  of  The McGraw-Hill
           ---
Companies, Inc. and its successors and assigns.

          "Stated Amount"  has  the  meaning  assigned  to such term in each
           -------------
Letter of Credit.

          "Stated Termination Date" means,  with  respect  to each Letter of
           -----------------------
Credit, October 12, 1999, as such date may be extended  pursuant  to Section
2.11.

          "Subsidiary" means, as to any Person, (i) any corporation of which
           ----------
more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or by one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other Person in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Tender Drawing" has the  meaning  assigned  to that  term in each
           --------------
Letter of Credit.

          "Termination Event"  means (i) a  Reportable  Event  described  in
           -----------------
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of the Company or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Total Capitalization" means, as of any date of determination, the
           --------------------
sum of (a) Total Common Shareholders Equity as  of that  date,  plus (b) the
---                                                             ----
book value of the Preferred Stock as of  that  date,  plus (c) the principal
                                                      ----
amount as of that date of the Company's Indebtedness for borrowed money having an initial maturity in excess of one year from the date of its incurrence.

          "Total Common Shareholders Equity"  means,  as  of  any   date  of
           --------------------------------
determination, the sum of (a) the  book value  of the  Common  Stock  of the
                   ---
Company as of that date, determined in accordance with generally accepted accounting principles, plus (b) the retained earnings of the Company as of
                       ----
that date, determined in accordance with generally accepted accounting principles, plus (c) the premium on the capital stock of the Company which
            ----
should, in accordance with generally accepted accounting principles, be reflected on the balance sheet of the Company as of that date, minus (y) the
                                                               -----
book value of treasury stock which should, in accordance with generally accepted accounting principles, be reflected on the balance sheet of the Company as of that date, and minus (z) the amount of unamortized capital
                                 -----
stock expense which should, in accordance with generally accepted accounting principles, be reflected on the balance sheet of the Company as of that date; provided that there shall be excluded from Total Common Shareholders
      --------
Equity any amount attributable to Common Stock that is, directly or indirectly, required to be redeemed or repurchased by the Company at a specified date or upon the occurrence of specified events or at the election of the holder thereof.

          "Total Debt" means, as of any date of determination, the Company's
           ----------
Indebtedness for borrowed money on that date, minus  the amount  of all cash
                                              -----
and securities deposited in trust as security for such Indebtedness with the lenders thereof on that date.

          "Trustee" means the Person serving as Trustee under the  Indenture
           -------
for each Series of Bonds, initially United States Trust Company of New York. In the event different Persons are acting as trustee for separate Series of Bonds, the term "Trustee" shall refer to each such Trustee unless the context requires otherwise.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement, in
                         ---------------------------
the computation of a period of time from a specified date to a later specified date, the word "from" means from and including" and the words "to" and "until" each means "to but excluding."

          SECTION 1.03.  Accounting Terms.  All    accounting   terms    not
                         ----------------
specifically defined herein shall be construed in accordance with generally accepted United States accounting principles consistent (except as otherwise stated herein) with those applied in the preparation of the December 31, 1994 financial statements referred to in Section 4.01(f).

          SECTION 1.04.  Interpretation.  The following rules shall apply to
                         --------------
the construction of this Agreement unless the  context  requires  otherwise:
(a) the singular includes the plural and the plural the singular; (b) words importing any genderinclude the other gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made, and all regulations adopted and publications promulgated pursuant to such statutes;
(d) references to "writing" include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; (f) except as otherwise provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not limited by the terms of this Agreement;
(g) references to Persons include their respective permitted successors and assigns; and (h) the words "herein," "hereof" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of thisAgreement, and "Article," "Section," "subsection," "paragraph," and respective references are to this Agreement unless otherwise specified.

                           ARTICLE II

            AMOUNT AND TERMS OF THE LETTERS OF CREDIT

          SECTION 2.01.  The Letters of Credit.  The LC Bank  agrees, on the
                         ---------------------
terms and conditions hereinafter set forth, to issue the Letters of Credit to the Trustee on any Business Day during the period from the date hereof to and including November 30, 1995 (the "Commitment Termination Date") in the Initial Stated Amounts thereof and in an aggregate amount not exceeding the Total Commitment.

          SECTION 2.02.  Issuing the Letters of Credit.  The    Letters   of
                         -----------------------------
Credit shall be issued on at least three Business Days' notice from the Company to the LC Bank specifying the Business Day of issuance thereof. On such Business Day specified by the Company in such notice (such date, the "Date of Issuance") and upon fulfillment of the applicable conditions precedent set forth in Article III, the LC Bank will issue the Letters of Credit to the Trustee.

          SECTION 2.03.  Commissions and Fees.  (a)  The   Company    hereby
                         --------------------
agrees to pay to the Administrative Agent for the benefit of the Banks a letter of credit fee on the Stated Amount of each Letter of Credit from the Date of Issuance through and including the applicable Cancellation Date of a Letter of Credit, at the Applicable L/C Rate as adjusted from time to time, which letter of credit fee shall be payable on the Date of Issuance (for the period from the date hereof to and including December 31, 1995) and thereafter quarterly in advance on the last Business Day of each March, June, September and December commencing on December 31, 1995. In the event that following the payment by the Company of the letter of credit fee for any quarterly period (or any part thereof) a Letter of Credit shall be canceled or otherwise terminate prior to the end of such quarterly period (or any part thereof), the Banks agree that they will return to the Company (after applying any such amounts to any unreimbursed drawings under the Letters of Credit, unpaid Advances, interest thereon or any fees, commissions or any other amounts then due and payable by the Company to the Banks) the portion of the letter of credit fee as shall be obtained by multiplying (i) the total amount of letter of credit fee paid by the Company to the Banks for such quarterly period (or part thereof) by (ii) the quotient of (A) the number of days left during such quarterly period (or part thereof) divided by (B) the total number of days in such quarterly period (or part thereof). Solely for purposes hereof, the Stated Amount of a Letter of Credit shall be deemed not to be reduced with respect to any amount drawn thereunder that is subject to reinstatement.

          (b) The Company agrees to pay to the Administrative Agent and the LC Bank, respectively, the fees and other amounts set forth in the Fee Letter on the dates set forth therein.

          SECTION 2.04.  Reimbursement On Demand.  Except    as    otherwise
                         -----------------------
specified in Section 2.05 (and provided the conditions precedent specified therein shall have been fulfilled), each amount paid by the LC Bank under a Letter of Credit (including, without limitation, amounts in respect of any reinstatement of the Interest Component (as defined in such Letter of Credit) at the election of the LC Bank notwithstanding any failure by the Company to reimburse the Banks for any previous drawing to pay interest on the Bonds) shall constitute a demand loan made by the Banks to the Company on the date of such payment by the LC Bank under such

Letter of Credit. The Company agrees to pay each such demand loan on the date of its making. Any such demand loan (or any portion thereof) not so paid on such date shall bear interest, payable on demand, from the date of making of such demand loan until payment in full, at a fluctuating interest rate per annum equal to the Default Rate.

          SECTION 2.05.  Advances and Interest.  (a)  If  the LC Bank  shall
                         ---------------------
make any payment under a Letter of Credit upon a Tender Drawing submitted thereunder pursuant to Section 4.01 of the relevant Indenture and, on the date of such payment, the conditions precedent set forth in Section 3.03 shall have been fulfilled, the portion of such payment corresponding to principal on the Bonds shall constitute an advance made by the Banks to the Company on the date and in the amount of such payment (each such advance being an "Advance"). The Company shall pay interest on the unpaid principal amount of each Advance monthly in arrears on the last Business Day of each month (or, if earlier, the last day of an Interest Period for an Advance), and on the date of repayment of such Advance. Each Advance shall bear interest from the date of the incurrence thereof until the date upon which such Advance is paid in full at the Base Rate unless the Company has elected to pay interest at the Eurodollar Rate pursuant to subsection (b) below. Notwithstanding any other provision to the contrary herein, each Advance shall be due and payable by the Company to the Banks on the earlier of (i) the Cancellation Date, (ii) the date 180 days from the making of such Advance, (iii) the date specified in Section 2.06(b) below, and (iv) the date required by Section 6.02.

          (b) The Company may from time to time elect to convert any Advance to a Eurodollar Rate Advance by notice to the Administrative Agent, specifying the Advance, the duration of the Interest Period for such Advance, the amount of such Advance, and the date on which such Advance shall become a Eurodollar Rate Advance, such notice to be received by the Administrative Agent by 11:00 A.M. (New York time) at least three Business Days prior to the effective date of the requested conversion. Such Advance shall continue to be a Eurodollar Rate Advance, with an Interest Period of the duration selected by the Company in accordance with the immediately preceding sentence, determined by the Administrative Agent in accordance herewith, until the Company shall elect, by written notice to the
Administrative  Agent  in  accordance  with the next  following sentence, to convert such Advance to a Base Rate Advance or to convert the Interest Period for such Advance to an Interest Period of a different duration. Any such notice to the Administrative Agent requesting a conversion from a Eurodollar Rate Advance to a Base Rate Advance, or to an Interest Period of a different duration, shall be given to the Administrative Agent by 11:00 A.M. (New York time) at least three Business Days prior to the effective date of the requested conversion; provided, however, that conversion of any
                                   --------  -------
Eurodollar Rate Advance shall only be made at the end of the Interest Period for such Advance. The Company agrees that, unless the Company shall have requested that a Eurodollar Rate Advance be converted to a Base Rate Advance or to an Interest Period of a different duration in accordance herewith, the Eurodollar Rate with respect to such Advance shall be determined each Business Day or each month by the Administrative Agent, as the case may be, with respect to such Advance.

          (c) Notwithstanding any provision to the contrary herein, the Company shall pay interest on all past-due amounts of principal and (to the fullest extent permitted by law) interest, costs, fees and expenses hereunder, from the date when such amounts became due until paid in full, payable on demand, at the default Rate in effect from time to time.

          SECTION 2.06.  Prepayments.  (a)  The Company  may, upon  at least
                         -----------
two Business Days' notice to the Administrative Agent, prepay the outstanding amount of any Advance in whole or in part with accrued interest to the date of such prepayment on the amount prepaid.

          (b) Prior to or simultaneously with the resale of all of the Bonds purchased with the proceeds of a Tender Drawing under a Letter of Credit, the Company shall prepay or cause to be prepaid in full the then outstanding principal amount (pursuant to Section 2.04) or Advance arising pursuant to such Tender Drawing, together with all interest thereon to the date of such prepayment. If less than all of such Bonds are resold, then prior to or simultaneously with such resale the Company shall prepay or cause to be prepaid a portion (as specified below) of the then outstanding principal amount (pursuant to Section 2.04) or Advance arising pursuant to such Tender Drawing, together with all interest thereon to the date of such prepayment. The portion of such principal amount or such Advance to be prepaid shall be determined by multiplying such principal amount or such Advance by a fraction, the numerator of which shall be the principal amount of the Bonds resold and the denominator of which shall be the principal amount of all of the Bonds purchased with the proceeds of the relevant Tender Drawing.

          SECTION 2.07.  Increased Costs. (a) If either (i) the introduction
                         ---------------
of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Law or (ii) the compliance by any Bank with any guideline or request from any central bank or other Governmental Agency (whether or not having the force of law), shall either (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, such Bank or participated in by any Participant or (B) impose on any Bank any other condition regarding this Agreement, the Letters of Credit, any amount outstanding hereunder or any Advance, and the result of any event referred to in clause (A) or (B), above, shall be to increase the cost to any Bank or any Participant of issuing or maintaining the Letters of Credit (or its participation therein) or agreeing to make or making, funding or maintaining any Advance, then, upon demand by the Administrative Agent on behalf of a Bank, the Company shall pay to such Bank (for its own account or for the account of such Participant, as the case may be, within 10 days of receipt of such notice and from time to time as specified by the Bank, all additional amounts which shall be sufficient to compensate such Bank for such increased costs. A certificate setting forth such increased costs incurred by the Bank as a result of any event referred to in clause (i) or
(ii) above, submitted by the Administrative Agent to the Company on behalf of such Bank, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

          (b) In the event that after the date hereof the implementation of or any change in any Law, or any guideline or directive (whether or not having the force of law) or the interpretation or administration thereof, in each case by any administrative or governmental authority charged with the administration thereof shall:

               (i) subject any Bank or any Participant to any tax of any kind with respect to this Agreement, the Advances or the transactions contemplated hereby or shall change the basis of taxation of any Bank or any Participant (other than a change in the rate of tax on the overall net income of such Bank); or

               (ii) impose, modify or deem applicable any reserve, special deposit, capital adequacy or similar requirement (other than any change by way of imposition on increase of reserve requirements included in the Eurodollar Rate Reserve Percentage); or

               (iii)  impose on the Banks any other condition;

and as a result of any of the foregoing, in the sole opinion of any Bank, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Company shall from time to time, upon demand by such Bank or such Participant, pay to the Bank or such Participant additional amounts sufficient to compensate the Bank or such Participant for such increased cost. A certificate as to the amount of such increased cost, submitted to the Company by the Administrative Agent on behalf of such Bank or such Participant, as the case may be, shall be conclusive and binding for all purposes.

          SECTION 2.08.  Increased Capital.  If any Bank determines that (1)
                         -----------------
the adoption of any applicable Law, after the date hereof regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any court or Governmental Agency charged with the interpretation or administration thereof, or (2) compliance by such Bank with any directive regarding capital adequacy of any such Governmental Agency, generally affects banks issuing letters of credit or entering into agreements similar to or of the same type as this Agreement and has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of issuing or maintaining the Letters of Credit (or its participation therein) to a level below that which the Bank would have
achieved  but  for  such   adoption,  change  or  compliance   (taking  into
consideration the Bank's policies with respect to capital adequacy), then, upon demand by the Administrative Agent on behalf of such Bank, the Company shall immediately pay to such Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate such Bank in the light of such circumstances, to the extent that the Bank reasonably determined such capital to be allocable to this Agreement or the issuance or maintenance of the Letters of Credit (or its participation therein). In determining such increased fee, the Banks may use reasonable and customary averaging and attribution methods. A certificate as to such amounts submitted to the Company by the Administrative Agent on behalf of such Bank shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for all purposes.

          SECTION 2.09.  Payments and Computations.  The Company  shall make
                         -------------------------
each payment hereunder not later than 3:00 p.m. (New York time) on the day when due in lawful money of the United States of America to the Administrative Agent on behalf of the Banks (i) at its address referred to in Section 7.02 in same day funds or (ii) by federal funds transfer to the Administrative Agent's ABA Account No. 026-002-574 at the Federal Reserve Bank of New York for credit to CLAD Control Account, Account No. 050-019014, referencing Nevada Power

Company Letters of Credit. Computations of the Base Rate, the Eurodollar Rate, the Default Rate and the commissions and fees under Section 2.03 shall be made by the Administrative Agent on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) elapsed. To the extent the Company has made any payments to the Administrative Agent on behalf of the Banks, such payment shall be deemed to have been made to the Banks by the Company for purposes of this Agreement.

          SECTION 2.10.  Non-Business Days.  Whenever any payment to be made
                         -----------------
hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

          SECTION 2.11.  Extension of the Stated Termination Date.  Unless a
                         ----------------------------------------
Letter of Credit shall have expired in accordance with its terms on the Cancellation Date, at least 75 but not more than 120 days before each anniversary of the Date of Issuance of such Letter of Credit, commencing on the anniversary thereof in 1996, the Company may, by notice to the Administrative Agent, request the Banks in writing (each such request being irrevocable) to extend for one year the Stated Termination Date of such Letter of Credit. If the Company shall make such request, the Administrative Agent shall, no later than 30 days following the date on which the Administrative Agent shall have received such request, notify the Company in writing (with a copy of such notice to the Trustee) whether or not all of the Banks consent to such request and, if all of the Banks do so consent, the conditions of such consent (including conditions relating to legal documentation). If the Administrative Agent shall not so notify the Company, the Banks shall be deemed not to have consented to such request. In connection with such extension, the Banks may at their option do or require any of the following: (a) issue an amendment to such Letter of Credit to the Trustee reflecting the extension of the scheduled expiration date, (b) cause the Company to cause the Trustee to return the Letter of Credit to the LC Bank and thereafter (i) the LC Bank shall return the Letter of Credit after amendment thereof to reflect the extension of the scheduled expiration date or (ii) cancel the Letter of Credit and issue to the Trustee, in substitution therefor, a substitute irrevocable letter of credit in the form of Exhibit A hereto, dated the date of such surrender, reflecting the extension of the scheduled expiration date but otherwise having terms substantially identical to the Letter of Credit being so extended.

          SECTION 2.12.  Evidence of Debt.  Each  Bank  shall  maintain,  in
                         ----------------
accordance with its usual practice, an account or accounts evidencing the indebtedness of the Company resulting from each drawing under a Letter of Credit and from each Advance made from time to time hereunder and its respective Share of the Reimbursement Obligations and the amounts of principal and interest payable and paid from time to time hereunder . In any dispute, legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded.

          SECTION 2.13.  Obligations Absolute.  The  payment  obligations of
                         --------------------
the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of any of the Letters of Credit, the Bonds, the Indentures, the Financing Agreements, the Custodian Agreement, the Fee Letter or any Bond Purchase Agreement (collectively, the "Related Documents") or any other agreement or instrument relating thereto;

          (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

          (iii) the existence of any claim, set-off, defense or other right which the Company may have at any time against the Trustee or any other beneficiary, or any transferee, of a Letter of Credit (or any Person for whom the Trustee, any such beneficiary or any such transferee may be acting), the Banks, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the LC Bank under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          SECTION 2.14.  Taxes.  All payments made by the Company  hereunder
                         -----
will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of any of the Banks pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or lending office of a Bank is located ) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Fee Letter, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make all such required deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (iii) the Company will furnish to the Banks within 45 days after the date the payment of any Taxes is due certified copies of tax receipts evidencing such payment by the Company. The Company will indemnify and hold harmless each Bank, and reimburse any Bank upon written request of the Administrative Agent on behalf of such Bank the amount of any Taxes so levied or imposed and paid by any Bank. Each Bank represents and warrants to the Company that either (1) it is entitled to the benefits of an income tax treaty with the United States which provides for an exemption from United States withholding tax on interest and other payments to be made by the Company to the Banks pursuant to the terms of this Agreement; or (2) all interest and other payments to be made by the Company to such Bank pursuant to the terms of this Agreement will be effectively connected with the conduct by the Bank of a trade or business within the United States (within the meaning of Section 882 of the Code). Prior to the Date of Issuance and thereafter upon the request of the Company, each Bank agrees to furnish to the Company two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Bank claims entitlement to complete exemption from U.S. federal withholding tax on all interest and other payments hereunder). In the event a Bank fails to provide an accurate Form 4224 or Form 1001 as required by this paragraph and which it is legally entitled to provide, the Company shall not be required to pay any additional amounts with respect to U.S. Federal income taxes to such Bank pursuant to this paragraph. Notwithstanding any other provisions of this Agreement and except in the event of a change in applicable law, the representations, warranties and obligations of the Bank set forth in this paragraph in respect of any interest in this Agreement or the Letters of Credit shall survive until the assignment, sale, payment or other disposition of such interest or the Letters of Credit.

          SECTION 2.15.  Additional Interest.  The Company shall  pay to the
                         -------------------
Administrative Agent on behalf of any Bank during each Interest Period for a Eurodollar Rate Advance, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on each Eurodollar Rate Advance, from the first day of such Interest Period until paid in full or the last day of such Interest Period, at an interest rate per annum equal at all times to the difference obtained by subtracting (i) the Eurodollar Rate in effect for such Interest Period from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by the Bank and notified to the Administrative Agent, which shall forward such notice to the Company and such determination shall be binding and conclusive, absent manifest error.

          SECTION 2.16.  Funding Indemnity.  The Company agrees to indemnify
                         -----------------
and hold harmless each Bank from any loss or expense which it may sustain or incur as a result of:

                 (i) the failure by the Company to borrow or prepay an Advance bearing interest at the Eurodollar Rate after giving notice of its intention to do so pursuant to Section 2.06;

                 (ii) the failure by the Company to pay the principal of or interest on any Eurodollar Rate Advance when due (whether at stated maturity, upon acceleration or otherwise); or

                 (iii) the conversion, prepayment or repayment of any Eurodollar Rate Advance on a date that results in breakage or similar costs to the Bank;

including but not limited to any such loss or expense arising from interest, fees or other amounts payable by the Bank to lenders of funds obtained by it in order to make and maintain the Advances thereunder. A certificate setting forth such loss or expense submitted by the Bank to the Administrative Agent and the Company shall be conclusive and binding as to the amount owed such Bank.

          SECTION 2.17.  Illegality, etc.  If the  adoption  of any  Law, or
                         ---------------
any change therein, or any change in the interpretation or administration thereof by any Governmental Agency, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such Governmental Agency, shall make it, in the sole opinion of the Required Banks, unlawful for the Required Banks to obtain funds in the London interbank Eurodollar market to make, maintain or fund Eurodollar Rate Advances, or if, as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank Eurodollar market it shall become impracticable, in the sole judgment of the Required Banks, for the Required Banks to obtain funds in the London interbank Eurodollar market to make, maintain or fund Eurodollar Rate Advances or otherwise to perform its obligations hereunder with respect to any Eurodollar Rate Advance, the Required Banks shall immediately notify the Administrative Agent and the Administrative Agent shall immediately so notify the Company, but the failure of the Administrative Agent to give such notice shall not affect the terms of this Section 2.17. Upon receipt of such notice, (i) the right of the Company to select for any Advance the Eurodollar Rate shall forthwith be canceled, such cancellation to continue unless and until the Administrative Agent shall notify the Company that it has determined that it is no longer unlawful or impracticable for the Banks to make, maintain or fund Eurodollar Rate Advances and (ii) outstanding or requested Eurodollar Rate Advances shall be converted automatically into or made as, Base Rate Advances. The Company hereby agrees to pay to the Administrative Agent on behalf of any Bank upon demand of such Bank, any additional amounts necessary to compensate such Bank for any loss, cost or expense incurred by the Bank in connection with any Eurodollar Rate Advance as a result of any such illegality. A certificate setting forth such cost, loss or expense submitted by the Bank to the Administrative Agent and the Company shall constitute such demand and shall be conclusive and binding.

          SECTION 2.18.  Reinstatement of Letter of Credit.  The consent  of
                         ---------------------------------
the Banks shall not be required with respect to the automatic reinstatement of the Interest Component of a Letter of Credit resulting from a drawing under the Letter of Credit to pay interest on the Bonds (an "Interest Drawing"), except as provided in this Section 2.18. If the Company has not reimbursed the Banks in full for such Interest Payment by making payment to the Administrative Agent within five Business Days after an Interest Drawing, the Administrative Agent shall notify the Banks to such effect.
Unless an Event of Default shall have been declared pursuant to Section 6.02, on the fifteenth calendar day after such Interest Drawing, or if such day will not be a Business Day, on the immediately preceding Business Day, the LC Bank shall deliver to the Trustee a written notice stating that the Banks have not been reimbursed for such drawing and that the Interest Component will not be reinstated, unless either (A) the Administrative Agent has received the necessary reimbursement payment by such fifteenth calendar day (or preceding Business Day, as the case may be) or (B) all of the Banks have in their respective sole discretion agreed that such notice shall not be sent and that the Interest Component shall consequently be allowed to automatically reinstate.

                           ARTICLE III

                      CONDITIONS PRECEDENT

         SECTION 3.01.  Condition  Precedent  to Issuance of the Letters  of
                        ----------------------------------------------------
Credit.  The obligation of the LC Bank  to issue  the Letters  of Credit  is
------
subject to the conditions precedent that the Administrative Agent (in sufficient copies for each Bank) shall have received the following on or before the Date of the Issuance, each dated such date, in form and substance satisfactory to the Banks:

          (a) A copy of the Custodian Agreement, duly executed by the Company and the Trustee.

          (b) A copy of each Indenture, in each case duly executed by the Issuer and the Trustee.

          (c) A copy of each Financing Agreement, in each case duly executed by the Issuer and the Company.

          (d) A copy of each Bond Purchase Agreement and Remarketing Agreement, in each case duly executed by all parties thereto.

          (e) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement, the Letters of Credit and the Custodian Agreement and the transactions contemplated hereby and thereby, and of all other documents evidencing any other necessary corporate action.

          (f) An original (or a duplicate copy certified by the Company in a manner satisfactory to the Administrative Agent to be a true copy) of the application filed by the Company for the PSC Order and of each governmental action and regulatory approval (including, without limitation, the PSC Order and approvals or orders of the Issuer and the PSC) necessary for the Company to enter into this Agreement, the Letters of Credit and the Custodian Agreement and for the transactions contemplated hereby and thereby.

          (g) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered by it hereunder.

          (h) A letter from Chapman and Cutler, Bond Counsel, addressed to the Banks and stating therein that the Banks may rely on the opinions of such firm delivered in connection with the transactions contemplated hereby.

          (i) A letter from Best, Best & Krieger, Special Counsel to the Company, addressed to the Administrative Agent and to each of the Banks and stating therein that the Banks may rely on the opinion of such firm delivered pursuant to Section 6(a)(i) of each Bond Purchase Agreement.

          (j) A letter from Richard L. Hinckley, Esq., General Counsel to the Company, addressed to the Administrative Agent and to each of the Banks and stating therein that the Banks may rely on his opinion delivered pursuant to Section 6(a)(i) of each Bond Purchase Agreement.

          (k) An opinion of Richard L. Hinckley, Esq., General Counsel to the Company, in substantially the form of Exhibit C hereto and as to such other matters as the Banks may reasonably request.

          (l) An opinion of Best, Best & Krieger, Special Counsel to the Company, in substantially the form of Exhibit D hereto and as to such other matters as the Banks may reasonably request.

          (m) Receipt by the Administrative Agent from the Company of (i) an executed copy of the Fee Letter and the fees provided for in the Fee Letter which by its terms are due and payable on or prior to the Date of Issuance, (ii) the letter of credit fee payable for the period from the Date of Issuance to December 31, 1995 and (iii) receipt by counsel to the Letter of Credit Bank of their fees and expenses incurred to date on behalf of the Administrative Agent and Letter of Credit Bank in connection with the negotiation and drafting of this Agreement and the Related Documents; provided that the fees of Hughes Hubbard & Reed, New York counsel to the Administrative Agent, will not exceed $17,500, plus disbursements.

          (n) Receipt by the Administrative Agent of a letter from Moody's or S&P assigning the rating of the LC Bank to the Bonds.

          SECTION 3.02.  Additional Conditions Precedent to  Issuance of the
                         ---------------------------------------------------
Letters of Credit.  The obligation of the LC Bank  to issue  the Letters  of
-----------------
Credit shall be subject to the further conditions precedent that on the Date of Issuance:

          (a)  The following statements shall be true and the Administrative
Agent   shall  have  received   a  certificate   signed   by  an  Authorized
Representative of the Company, dated the Date of Issuance, stating that:

                 (i)  The  representations  and  warranties   contained   in
          Section 4.01 of this Agreement are true and correct on and as of the Date of Issuance as though made on and as of such date;

                (ii) No event has occurred and is continuing, or would result from the issuance of the Letters of Credit, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both; and

               (iii) No material adverse change in the financial condition, business, prospects or operations of the Company shall have occurred since June 30, 1995;

          (b) All legal matters incident to this Agreement and the Related Documents shall be reasonably satisfactory to counsel for the Administrative Agent;

          (c) There shall have been no introduction of or change in or in the interpretation of any Law that would make it unlawful or unduly burdensome for the LC Bank to issue the Letters of Credit, no outbreak or escalation of hostilities or other calamity or crisis, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by United States, New York or United Kingdom banking authorities, and no establishment of any new restrictions on transactions in securities or on banks materially affecting the free market for securities or the extension of credit by banks; and

          (d) The Banks shall have received such other approvals, opinions or documents as the Banks may reasonably request.

          SECTION 3.03. Conditions Precedent to Each Advance. The obligation
                        ------------------------------------
of the Banks to make each Advance shall be subject to the conditions precedent that, on the date of such Advance, the following statements shall be true:

          (a) The representations and warranties contained in Section 4.01 of this Agreement are true and correct on and as of the date of such Advance as though made on and as of such date; and

          (b) No event has occurred and is continuing, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

    Unless the Company shall have previously advised the Administrative Agent in writing that one or more of the statements contained in clauses (a) and (b) above is not true or will not be true on the date of such Advance, the Company shall be deemed to have represented and warranted, on and as of the date of such Advance, that the above statements are true.

                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of the Company.  The
                         ---------------------------------------------
Company hereby represents and warrants, as follows:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state in which the ownership of its Property and the conduct of its business makes such qualification necessary. The Company has all requisite power and authority to conduct its business as presently conducted and to own its Property.

          (b) The execution, delivery and performance by the Company of this Agreement and the Related Documents to which it is or is to be a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Company's charter or by-laws or (ii) any Law, order, writ, judgment or similar restriction (including, without limitation, any order, rule or regulation of the PSC) or any contractual restriction binding on or affecting the Company, and do not result in or require the creation of any Lien (except as may be created under the Related Documents) upon or with respect to any of its Property.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Agency is required for the due execution, delivery and performance by the Company of this Agreement or any Related Document to which the Company is or is to be a party, except for the PSC Order, which, on the Date of the Issuance, has been duly obtained, is final and in full force and effect and has not been, is not and will not be the subject of appeal or reconsideration or other review.

          (d) This Agreement is, and the Related Documents to which the Company is a party are, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. Each of the Related Documents to which the Company is a party is in full force and effect and no party to such agreements has contested or challenged the validity or enforceability thereof or refused to perform its obligations thereunder.

          (e) The Bonds have been duly authorized, authenticated and issued and delivered, and are the legal, valid and binding obligations of the Issuer. All payments of principal and interest on the Prior Bonds have been made on the due dates thereof and no Prior Bonds are in default.

          (f) The balance sheet (including the notes thereto) of the Company as at December 31, 1994 and the related statements of income and retained earnings of the Company for the fiscal year then ended, certified by Deloitte & Touche independent public accountants, in each case as set forth in the annual report of the Company contained in the Company's December 31, 1994 Report on Form 10-K as filed with the Securities and Exchange Commission, a copy of which has been furnished to each Bank, fairly present the financial condition of the Company as at such date and the results of the operations of the Company for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1994, there has been no material adverse change in the Company's financial condition, results of operations, business, properties, operations or prospects.

          (g) Except as disclosed in the Company's December 31, 1994 Report on Form 10-K as filed with the Securities and Exchange Commission, there is no pending or threatened action or proceeding affecting the Company or any of its Subsidiariesbefore any court, governmental agency or arbitrator, which is likely to have a Material Adverse Effect on the financial condition, results of operations, business, properties, operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has occurred no material adverse developments in any such action or proceeding so disclosed.

          (h) No proceeds of any drawing under any Letter of Credit will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (i) The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any drawing under any Letter of Credit will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

          (j) No Termination Event has occurred nor is reasonably expected to occur with respect to any Plan.

          (k) Schedule B (Actuarial Information) to the 1994 annual report (Form 5500 Series) of the Company with respect to each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Banks, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

          (l) Neither the Company nor any of its Affiliates has incurred, or reasonably expects to incur, any withdrawal liability under ERISA to any Multiemployer Plan.

          (m) Neither the Company nor any of its Affiliates has incurred or reasonably expects to incur material liability under Title IV of ERISA or pursuant to Section 406, 409, 502(i), 502(l) or 515 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code.

          (n) The Company and each Subsidiary have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that the Company or its Subsidiary is contesting in good faith and by appropriate legal proceedings and for which adequate reserves have been set aside on the books of the Company or such Subsidiary in accordance with generally accepted accounting principles.

          (o) Neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument which would have a Material Adverse Effect on the ability of the Company to perform its obligations under this Agreement or any of the Related Documents to which it is, or is to be, a party.

          (p) Except for information describing the LC Bank contained in the Preliminary Official Statement, the Official Statement or any other offering document relating to the Bonds, as to which no representation is made, such Official Statement, such Preliminary Official

Statement and such other offering document was, and any supplement or amendment thereof shall be, accurate in all material respects for the purposes for which its use was or shall be authorized; and such Official Statement, Preliminary Official Statement and such other offering document as of its date did not, and any such supplement or amendment shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (q)  Environmental Compliance.  Except  as set  forth  in Schedule
               ------------------------
4.01(q) hereto:

                  (1) the operations of the Company and of each of its Subsidiaries (including, without limitation, all operations and conditions at or in the facilities currently used by the Company and its Subsidiaries) comply in all material respects with all Environmental Laws;

                  (2) neither the Company nor any of its Subsidiaries has received (A) any notice or claim to the effect that it is or may be liable to any person as a result of the Release or threatened Release of any Hazardous Material or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Subsection 9604) or comparable state laws, and to the best of the Company's knowledge, none of the operations of the Company or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any facility or at any other location;

                  (3) the Company and each of its Subsidiaries and all of their respective facilities or operations are not subject to any outstanding written order or agreement with any governmental authority or private party respecting (A) any Environmental Law or (B) any Environmental Claim;

                  (4) neither the Company nor any of its Subsidiaries has any contingent obligation in connection with any Release of any Hazardous Material by the Company or any of its Subsidiaries;

                  (5) except in the ordinary course of its business and in compliance with all Environmental Laws, neither the Company nor any of its Subsidiaries nor any predecessor of the Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment or disposal of any Hazardous Material at any facility, and none of the Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent or of any other Hazardous Material;

                  (6) no Hazardous Material exists on, under or around any facility in a manner that could give rise to an Environmental Claim resulting in a material adverse effect on the financial condition or operations of the Company, and neither the Company nor any of its Subsidiaries has filed any notice or report of a Release of any Hazardous Materials that could give rise to an Environmental Claim resulting in a Material Adverse Effect on the financial condition or operations of the Company;

                  (7) neither the Company nor any of its Subsidiaries (nor any of their respective predecessors) has disposed of any Hazardous Material in a manner that may give rise to an Environmental Claim resulting in a Material Adverse Effect on the financial condition or operations of the Company; and

                  (8)   neither  the  Company  nor  any  of its Subsidiaries
               maintains   any   underground   storage   tanks   or  surface
               impoundments in a manner that may give rise to an Environmental Claim resulting in a Material Adverse Effect on the financial condition or operations of the Company.

          (r) The representations and warranties contained in Article IV of the Principal Facility are true and correct in all material respects as if made on the date hereof.

                          ARTICLE V

                    COVENANTS OF THE COMPANY

          SECTION 5.01.  Affirmative Covenants. So long as(i) the Commitment
                         ---------------------
Termination Date has not yet occurred, (ii) any drawing is available under a Letter of Credit, or (iii) the Company shall have any obligation to pay any amount to the Banks hereunder, the Company will, unless the Required Banks shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc.  Comply,  and  cause  each  of its
               -------------------------
Subsidiaries to comply, in all material respects, with all applicable Laws, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Property, except to the extent that any such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect on the financial condition, results of operations, operations, business or credit of the Company or its ability to perform its obligations hereunder or under any Related Document to which it is or is to be a party.

          (b)  Visitation Rights.  At any reasonable  time and from time  to
               -----------------
time, permit the Administrative Agent or the LC Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the Property of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the

Company and any of its Subsidiaries, with any of their respective officers or directors or with the independent auditors of the Company.

          (c)  [Intentionally Omitted]

          (d)  [Intentionally Omitted]

          (e)  Reporting Requirements. Furnish  to the Administrative  Agent
               ----------------------
(with sufficient copies for each Bank) the following:

                 (i) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default and each event which, with the giving of notice, lapse of time, or both, would constitute any such Event of Default, the statement of an Authorized Representative of the Company setting forth details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

                (ii) as soon as available and in any event within 45 days after the close of each of the first three Fiscal Quarters in each Fiscal Year of the Company:

                      (A) an unaudited  balance  sheet of the Company  as at
               the end of such quarter and statements of income and retained earnings of the Company for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, fairly presenting the financial condition of the Company as at such date and the results of operations of the Company for such period and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer (or the designee of such officer) of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied (it being understood and agreed that the delivery by the Company to the Administrative Agent within such 45-day period of the Company's Quarterly Report on Form 10-Q for such quarter, as filed with the Securities and Exchange Commission, containing such balance sheet and statements shall be deemed to satisfy the requirements of this subparagraph (A)); and

                      (B)a certificate  of the chief financial  officer  (or
               the designee of such officer) of the Company setting forth the calculation of the ratios contemplated by this Agreement, as of the date of the most recent financial statements accompanying such certificate, to show the Company's compliance with or the status of the financial covenants, agreements, representations and warranties contained herein, and a certificate of such officer (or such designee) stating whether he or she has any knowledge of the occurrence at any time prior to the date of such certificate of any Event of Default not previously reported pursuant to the provisions of paragraph (i) of this subsection (e), or of the occurrence at any time prior to such date of any event, except events previously reported pursuant to the provisions of paragraph (i) of this subsection (e) and remedied, which, with notice or lapse of time, or both, would constitute an Event of Default and, if so, setting forth the details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

               (iii) (A) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Company, a copy of the annual report for such year for the Company, containing financial statements for such year certified in a manner acceptable to the Required Banks by Deloitte & Touche or other independent public accountants acceptable to the Required Banks (it being understood and agreed that the delivery by the Company to the Administrative Agent within such 90-day period of the Company's Annual Report on Form 10-K for such year, as filed with the Securities and Exchange Commission, containing such financial statements shall be deemed to satisfy the requirements of this subparagraph (A)), and (B) a certificate of the chief financial officer (or the designee of such officer) of the Company setting forth the calculation of the ratios contemplated by this Agreement, as of the date of the most recent financial statements accompanying such certificate, to show the Company's compliance with or the status of the financial covenants, agreements, representations and warranties contained herein, and a certificate of such officer (or such designee) stating whether he or she has any knowledge of the occurrence at any time prior to the date of such certificate of any Event of Default not previously reported pursuant to the provisions of paragraph (i) of this subsection
          (e), or of the occurrence at any time prior to such date of any such event, except events previously reported pursuant to the provisions of paragraph (i) of this subsection (e) and remedied, which, with notice or lapse of time, or both, would constitute an Event of Default and, if so, setting forth the details of such Event of Default or event and the action which the Company has taken and proposes to take with respect thereto;

               (iv) promptly after the sending or filing thereof, copies of all reports which the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (v) as soon as possible and in any event (i) within 30 days after the Company or any Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within ten days after the Company or any Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer (or the designee of such officer) of the Company describing such Termination Event and the action, if any, which the Company or such Affiliate proposes to take with respect thereto;

               (vi) promptly and in any event within two Business Days after receipt thereof by the Company or any Affiliate from the PBGC, copies of each notice received by the Company or any such Affiliate concerning the PBGC's possible intention to terminate any Plan or to have a trustee appointed to administer any Plan;

               (vii) promptly and in any event within ten Business Days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan which is a pension plan (other than a Multiemployer Plan) maintained or contributed to for employees of the Company or any Affiliate, which provides payments at, or defers receipt of payment until, retirement and is subject to Title IV of ERISA;

               (viii) promptly and in any event within ten Business Days after receipt thereof by the Company or any Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any Affiliate concerning (A) the imposition of withdrawal liability by a Multiemployer Plan pursuant to Section 4202 of ERISA, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by the Company or any Affiliate in connection with any event described in clause
          (A), (B) or (C), above;

               (ix) promptly and in any event within two Business Days after the Company or any Affiliate knows or has reason to know that it has incurred or could reasonably expect to incur material liability under Title IV of ERISA or pursuant to Section 406, 409, 502(i), 502(1) or 515 of ERISA or Section 401(a)(29), 4971 or 4975
          of the Code; and

                 (x) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Administrative Agent or the LC Bank may from time to time reasonably request.

          (f)  Maintenance of Insurance.  Maintain,  and cause  each  of its
               ------------------------
Subsidiaries to maintain, insurance (subject to customary deductibles and retentions) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates and, upon the written request of the Administrative Agent at the request of a Bank, (1) deliver to the Administrative Agent on behalf of such Bank a certificate of an Authorized Representative of the Company specifying the details of such insurance in effect or (2) cause its insurance agent to deliver to the Administrative Agent a certificate specifying the details of such insurance in effect.

          (g)  Preservation of Corporate Existence,  Etc.   Except   to  the
               ------------------------------------------
extent not prohibited by Section 5.02(c), preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), franchises and, to the extent required in connection with its operations, foreign qualifications.

          (h)  Keeping of Books.  Keep, and cause  each of its  Subsidiaries
               ----------------
to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles consistently applied.

          (i)  Maintenance of Properties, Etc.  Maintain  and preserve,  and
               -------------------------------
cause each of its Subsidiaries to maintain and preserve, all of its Property which is used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (j)  Performance and Compliance with Other Covenants.  Perform and
               -----------------------------------------------
comply with each of the covenants to be performed by the Company, as set forth in Articles II, III, IV, V, VI and VII of each Financing Agreement, without giving effect to any subsequent amendment, modification or termination thereof after the date hereof, unless such amendment, modification, or termination was consented to by the Required Banks.

          (k)  Accounting Method.  Continue to account for its  Subsidiaries
               -----------------
according to the equity method of accounting.

          SECTION 5.02.  Negative Covenants.  So long as (i) the  Commitment
                         ------------------
Termination Date has not yet occurred, (ii) any drawing is available under a Letter of Credit, or (iii) the Company shall have any obligation to pay any amount to the Banks hereunder, the Company will not, and will not permit any of its Subsidiaries to, without the written consent of the Required Banks:

          (a)  [Intentionally Omitted]

          (b)  Sales, Etc. of Assets.  Sell,  lease,  transfer  or otherwise
               ---------------------
dispose of, directly or indirectly, whether in one transaction or in a series of transactions, all or any substantial part of the assets of the Company or any of its Subsidiaries, including, without limitation, all or substantially all assets constituting the business of a division, branch or other unit operation, except in the ordinary course of business as presently conducted or in a transaction not prohibited by subsection (c) below.

          (c)  Mergers, Etc.  Merge or consolidate with or into,  or acquire
               ------------
all of the assets of, any other Person, except that (i) any Subsidiary may merge or consolidate with or into, or acquire assets from, any other Subsidiary, (ii) any Subsidiary may merge into the Company and (iii) the Company may merge with or into, and any Subsidiary may merge or consolidate with or into, any other Person; provided, however, that (A) in the case of any such merger, consolidation or acquisition, both immediately before and after giving effect thereto, no Event of Default or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing, (B) in the case of any consolidation referred to in clause (i) or ( iii) above , the corporation formed by such consolidation shall be a Subsidiary of the Company, and (C) in the case of any merger to which the Company is a party, either the Company is the surviving corporation or the corporation into which the Company shall be merged shall
(1) assume the Company's obligations under this Agreement and the Related Documents to which it is, or is to be, a party in a writing in form and substance satisfactory to the Administrative Agent, (2) demonstrate to the satisfaction of the Administrative Agent compliance with the covenants set forth in Section 5.02(h) and (i) below, calculated on a pro forma basis as of the last day of the immediately preceding fiscal quarter and giving effect to such merger as if such corporation were the Company and the Company were its Subsidiary and (3) enter into written amendment to this Agreement in form and substance satisfactory to the Administrative Agent for the purpose of conforming, as closely as possible, the substance of Articles III through VI of this Agreement to the corporate structure of such corporation and its Subsidiaries after giving effect to such merger.

          (d)  Related Documents.  Amend  or modify  any Related Document to
               -----------------
which the Company is or is to be a party or consent to any amendment or modification of any Related Document to which the Company is not party.

          (e)  Compliance with ERISA. (i) Terminate, or permit any Affiliate
               ---------------------
to terminate, any Plan so as to result in any material (in the opinion of the Required Banks) liability of the Company, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA), or any other event or condition, which presents a material (in the opinion of the Required Banks) risk of a Plan termination by the PBGC.

          (f)  Alternate Credit Facility.  Cause  a  substitute   letter  of
               -------------------------
credit or other similar facility to be delivered to the Trustee in substitution of a Letter of Credit without paying to the Banks all obligations hereunder following the Cancellation Date.

          (g)  Optional Redemption of Bonds.  Cause  an optional  redemption
               ----------------------------
of any Bonds without providing for the payment of all amounts due or to become due to the Banks hereunder.

          (h)  Common Equity.  Permit Total Common Shareholders  Equity,  as
               -------------
of the last  day of any Fiscal Quarter,  to be less  than $575,000,000, plus
                                                                        ----
thirty-three and one third percent (33 1/3%) of the net cash proceeds to the Company of any permanent equity capital of the Company issued following the Date of Issuance.

          (i)  Total Debt to Total Capitalization.  Permit   the  ratio   of
               ----------------------------------
Total Debt to Total Capitalization, as of the last day of any Fiscal Quarter, to be greater than 0.65 to 1.00.

          (j)  Amendments to Certain Agreements.  Amend  the First  Mortgage
               --------------------------------
Bond Indenture in a manner which is adverse to the interests of the Banks or, in any event, to change the definition or means of application of the definition of "Excluded Property" used therein.

                           ARTICLE VI



                        EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default.  The  occurrence  of any  of the
                         -----------------
following events shall be an "Event of Default" hereunder:

          (a) The Company shall fail to pay any amount payable under any provision of Article II when due; or

          (b) Any representation or warranty made, or deemed made, by the Company herein or by the Company (or any of its officers) in connection with this Agreement or any of the Related Documents shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) The Company shall fail to perform or observe any of its covenants and agreements contained in Section 5.02 hereof; or

          (d) The Company shall fail to perform or observe any other covenant or agreement contained in this Agreement or the Custodian Agreement and, in any such case, such failure shall continue for ten Business Days after written notice thereof from the Administrative Agent to the Company; or

          (e) The Company or any of its Subsidiaries shall fail to pay any Debt (excluding Debt under this Agreement) of the Company or such Subsidiary (as the case may be), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other default or event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (f) A judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g) Any approval of the PSC (including the PSC Order) or any governmental body, public board or public body related to this Agreement or the Custodian Agreement shall be modified, rescinded, revoked or set aside or otherwise cease to remain in full force and effect or shall otherwise not authorize the entirety of the Advances and other amounts outstanding hereunder; or

          (h) Any provision of this Agreement or the Custodian Agreement shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be denied or contested by the Company, or a proceeding shall be commenced by any Governmental Agency having jurisdiction over the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that it has any further liability or obligation thereunder; or

          (i) Any "Event of Default" under and as defined in any Financing Agreement or an Indenture shall have occurred and be continuing; or

          (j) Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $10,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the Company's or any Affiliate's withdrawing employer's proportionate share of such excess shall exceed such amount); or

          (k) The Company or any of its Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has
incurred   a  withdrawal  liability   in  an  aggregate   amount   exceeding
$10,000,000; or

          (l) The Company or any of its Affiliates shall incur liability in an aggregate amount exceeding $10,000,000 pursuant to any one or more of Title IV of ERISA or pursuant to Section 406, 409, 502(i), 502(1) or 515 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code; or

          (m) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its Property; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (m); or

          (n) Any event which materially and adversely affects the financial condition or results of operations of the Company or the ability of the Company to observe and perform the terms of this Agreement or any Related Document to which the Company is or is to be a party shall have occurred and be continuing.

          SECTION 6.02.  Upon an Event of Default.  If any Event  of Default
                         ------------------------
shall have occurred and be continuing, the Administrative Agent, at the request of the LC Bank or the Required Banks, shall (i) if the Letters of Credit shall not have been issued, by notice to the Company declare the Commitment to be terminated, whereupon the same shall forthwith terminate,
(ii) if the Letters of Credit shall have been issued, notify the Trustee of such Event of Default and direct that the Trustee either (A) declare the mandatory purchase of all Bonds then outstanding pursuant to Section
4.02(a)(iv)  of each  Indenture  or  (B)  accelerate  the Bonds  pursuant to
Section 9.02 of each Indenture, which direction to accelerate the Bonds will state that the Letters of Credit will terminate on the 10th business day (as defined in the Indenture) following the Trustee's receipt of such notice, and, in either case, provide a copy of such notice to the Company and the Issuer, (iii) if the Administrative Agent shall have directed the Trustee to declare the mandatory purchase of all Bonds under Section 4.02(a)(iv) of each Indenture pursuant to the immediately preceding clause (ii) (A), in a subsequent notice to the Trustee, notify the Trustee of the determination to terminate the Letters of Credit on the 10th business day (as defined in the Letters of Credit) following the Trustee's receipt of such notice, (iv) if the Letters of Credit shall have been issued and a drawing to pay interest on the Bonds shall have been made thereunder (other than such a drawing in respect of the payment of interest upon scheduled or accelerated maturity, or redemption, of the Bonds), notify the Trustee prior to the sixteenth day following such drawing that the Interest Component in the amount of such drawing will not be reinstated, (v) declare the Advances and all other principal amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon the Advances and all other principal amounts outstanding hereunder, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and (vi) exercise in respect of the Pledged Bonds, in addition to other rights and remedies provided for herein or in the Custodian Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time; provided, however, that in the event of an actual or deemed entry of an
--------   -------
order for relief with respect to the Company or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the Commitment (if the Letters of Credit have not been issued) and the obligation of the Banks to make Advances shall automatically be terminated, and (B) the Advances and all amounts reimbursable on demand pursuant to Section 2.04, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of an Event of Default hereunder, all amounts payable hereunder shall bear interest at the Default Rate.


                           ARTICLE VII

                          MISCELLANEOUS

          SECTION 7.01.  Amendments, Etc.  No  amendment  or waiver  of  any
                         ---------------
provision of this Agreement, or any Letter of Credit, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the

Company and the Required Banks and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or
                          --------
consent shall, unless it is in writing and signed by all the Banks, do any of the following: (a) increase the amount of a Letter of Credit (other than reinstatements expressly provided for in a Letter of Credit and herein) or otherwise amend a Letter of Credit, extend the Stated Termination Date then in effect, or subject the Banks to any additional obligations, (b) reduce the principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder (except fees payable to the
Administrative Agent or the LC Bank), (c) postpone any date fixed for any payment of principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder (except fees payable to the Administrative Agent or the LC Bank), (d) change the percentage of the Shares or the number of Banks that shall be required for the Banks or any of them to take any action hereunder, (e) release any collateral for the obligations of the Company under this Agreement (except as contemplated by the Custodian Agreement), or (f) amend this Section 7.01 or Section 7.14; provided, further that no amendment, waiver or consent shall, unless in
--------   -------
writing and signed by the LC Bank, affect the rights and duties of the LC Bank under this Agreement.

           SECTION 7.02. Notices, Etc.  All notices and other communications
                         ------------
provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered, if to the Company, to it at its address at 6226 West Sahara Avenue, P.O. Box 230, Las Vegas, Nevada 89151, Attention: Mr. Richard C. Schmalz, Director, Treasury, telecopy no. (702) 367-5864; and if to the LC Bank, to it at its address at 75 Wall Street, New York, New York 10265, Attention: Trade Services Group, telecopy number (212) 412-5111 and if to the Administrative Agent to it at its address at 222 Broadway, New York, New York 10038,
Attention: Client Services Unit, telecopy No. (212) 412-2546; and if to the Banks to the address of each Bank specified on Schedule 7.02 hereto; or, as to each party, at such other address or telecopy number as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Administrative Agent and Banks pursuant to the provisions of Article II shall not be effective until received by the Administrative Agent and Banks.

          SECTION 7.03.  No Waiver: Remedies.  No failure on the part of the
                         -------------------
Administrative Agent or the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 7.04.  Right of Set-off.  (a)  Upon  the  occurrence   and
                         ----------------
during the continuance of any Event of Default, the Administrative Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Bank to or for the credit or the account of the Company against any and all of the obligations of the

Company now or hereafter existing under this Agreement, irrespective of whether or not the Administrative Agent or such Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured. The rights of the Administrative Agent and the Banks under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or the Banks may have.

          (b) The Administrative Agent and each Bank agrees promptly to notify the Company after any such set-off and application referred to in subsection (a) above; provided that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 7.05.  Indemnification.  The  Company  hereby  indemnifies
                         ---------------
and holds the Administrative Agent and each Bank, and their officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities, costs and expenses which they may incur or which may be claimed against the Administrative Agent or the Banks; or their respective officers, directors, employees and agents by any Person:

          (a) by reason of or in connection with the execution, delivery or performance of, or the sale or resale of, the Bonds including those resulting from any misstatement in or omission from any official statement or other offering document or supplement thereto relating to the Bonds (except any misstatement in or omission resulting from information furnished in writing by the LC Bank expressly for inclusion in such offering documents), the Indentures, or the Financing Agreements, or any transaction contemplated by the Indentures or the Financing Agreements, other than as specified in subsection (b) below; or

          (b) by reason of or in connection with the execution and delivery, transfer or use of the proceeds of, or payment or failure to make payment under, a Letter of Credit; provided, however, that the Company shall
                                   --------  -------
not be required to indemnify the Administrative Agent or the Banks pursuant to this Section 7.05(b) for any claims, damages, losses, liabilities, costs or expenses to the extent caused by (i) the LC Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit are genuine or comply with the terms of a Letter of Credit or (ii) the LC Bank's willful or grossly negligent failure to make lawful payment under a Letter of Credit after the presentation to it by the Trustee under the related Indenture of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

          (c) The Company will also indemnify and hold harmless the Administrative Agent and the Banks from and against all losses and reasonable costs or expenses which the Administrative Agent and the Banks may incur by reason of either (i) any failure of the related Remarketing Agent to pay when due the purchase price of any Bond for which such Remarketing Agent has given the notice referred to in paragraph (1) of
Exhibit 4 of a Letter of Credit and/or (ii) any failure by the Trustee promptly to turn over to the LC Bank in accordance with the provisions of an Indenture the proceeds from the sale of any such Bond received from the Remarketing Agent. The Company shall pay to the Administrative Agent any such amounts not paid by a Remarketing Agent or the Trustee, as the case may be, upon demand.

    Nothing in this Section 7.05 is intended to limit the Company's obligations contained in Article II. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 7.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letters of Credit.

          SECTION 7.06.  Banks Not Liable.  (a) The  Company   assumes   all
                         ----------------
risks of the acts or omissions of the Trustee, any Remarketing Agent and any beneficiary or transferee of a Letter of Credit with respect to its use of the Letter of Credit. Neither the Banks, the Administrative Agent, nor any of their officers, directors, employees or agents shall be liable or responsible for: (a) the use which may be made of a Letter of Credit or any acts or omissions of the Trustee and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the LC Bank against presentation of documents which do not comply with terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under a Letter of Credit, except that the Company shall have a
                                       ------
claim against the LC Bank, and the LC Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the LC Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit are genuine or comply with the terms of the Letter of Credit or (ii) the LC Bank's willful or grossly negligent failure to make lawful payment under a Letter of Credit after the presentation to it by the Trustee under an Indenture of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Bank may accept original or facsimile (including telecopy) sight drafts and accompanying certificates presented under a Letter of Credit that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) Neither the Administrative Agent nor the Banks shall have any liability to the Company, and the obligations of the Company under this Agreement shall not be affected by (1) the form, sufficiency, correctness, validity, genuineness and legal effect of any drafts, demands and other documents, instruments and other papers relating thereto, (2) the good faith and acts of any Person, (3) the existence, form, sufficiency and breach of contracts of any nature whatsoever, including the Related Documents, (4) the solvency, standing and responsibility of any Person, (5) any delay in giving or failure to give any notice, demand or protest, (6) failure of any Person to comply with the terms of a Letter of Credit, (7) errors, omissions or delays in or nondelivery of any message, however sent, and (8) any other error, neglect or omission, except as provided in the next to last sentence of paragraph (a) of this Section.

          (c) Neither the Administrative Agent nor the Banks shall have any liability to the Company for, and the Company waives any right to object to, payment made under a Letter of Credit against a demand varying in punctuation, capitalization, spelling or similar matters of form. The determination whether a demand has been made before the expiration of a Letter of

Credit and whether a demand is in proper and sufficient form for compliance with a Letter of Credit shall be made by the LC Bank in its sole discretion, which determination shall be conclusive and binding upon the Company except as otherwise expressly provided in this Agreement.

          SECTION 7.07.  Costs, Expenses and Taxes.  The  Company  agrees to
                         -------------------------
pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration (including any amendment or waiver) of this Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and LC Bank, and local counsel who may be retained by said counsel, with respect thereto and with respect to advising the Administrative Agent and LC Bank as to its rights and responsibilities under this Agreement and such other documents which may be delivered in connection with this Agreement and all costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and such other documents which may be delivered in connection with this Agreement
(and, upon the occurrence of an Event of Default, all such costs and expenses of the Banks) or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Administrative Agent and LC Bank from paying any amount under any Letter of Credit. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the Letters of Credit or any of such other documents, and agrees to save the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

          SECTION 7.08.  Binding Effect.  This   Agreement   shall    become
                         --------------
effective when it shall have been executed and delivered by the Company, the Administrative Agent and the Banks and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Banks.

          SECTION 7.09.  Severability.  Any  provision  of  this   Agreement
                         ------------
which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          SECTION 7.10.  Governing Law; Submission  to  Jurisdiction;   Etc.
                         ---------------------------------------------------
This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to choice of law provisions. Any action or proceeding arising out of or relating to this Agreement or the Letter of Credit shall be heard and determined in an appropriate state or federal court in the State of New York, New York County. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Company also irrevocably consents to the service of any and all process in any such suit, action or proceeding by mailing of copies of such process to the Company at its address provided in Section 7.02. The Company agrees that a final judgment not stayed in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 7.10 shall be by certified mail, return receipt requested. Nothing in this Section 7.10 shall affect the right of the Administrative Agent or the Banks to serve legal process in any other manner permitted by law or affect the right of the Banks to bring any suit, action or proceeding against the Company or its property in the courts of any other jurisdiction.

          SECTION 7.11.  Headings.  Section  headings in this Agreement  are
                         --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          SECTION 7.12.  Counterparts.  This  Agreement  may be executed  by
                         ------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7.13.  Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES, TO
                         --------------------
THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THE PARTIES HERETO (A) CERTIFY THAT NO REPRESENTATIVE OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGE THAT THEY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

          SECTION 7.14.  Participation and Assignment.  (a) Each  Bank  may,
                         ----------------------------
without the consent of the Company, sell participations to one or more banks or other financial institutions (each a "Participant") in all or a portion of its rights and obligations under this Agreement; provided, however, (i)
                                                      -----------------
such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the Company for the performance of such obligations, (iii) except as expressly set forth herein, any such Participant shall be entitled to the benefit of the cost and fee protection and indemnification provisions contained in Sections 2.07, 2.08, 2.14, 2.15, 2.16, 7.04, 7.05 and 7.07 to the same extent as if the Participant were such Bank hereunder, and (iv) such Bank shall retain the sole right to approve any amendment, modification or waiver of any provisions of this Agreement or any Related Document (other than amendments, modifications, releases or waivers with respect to any amounts payable hereunder or the amount of principal of or the rate at which interest is payable hereunder or the dates fixed for payments of interest or fees or the date of termination or expiration of any Letter of Credit or any change to the Stated Amount thereof).

          (b) Each Bank may assign all or a portion of its rights and obligations under this Agreement, in the Letters of Credit or in any security hereunder, including, without limitation, any instruments securing the Company's obligations hereunder; provided that (i) no assignment by any
                                      --------
Bank may be made to any Person, except with the prior written consent of the LC Bank, (ii) any assignment shall be of a constant and not a varying percentage of all of the assignor's rights and obligations hereunder, and
(iii) the parties to such assignment shall execute and deliver to the Administrative Agent an instrument of assignment (an "Assignment") in form and substance satisfactory to the Administrative Agent and the LC Bank, together with a processing fee of $3,000 for the Administrative Agent's account. Upon receipt of a completed Assignment and the processing fee, the Administrative Agent will record in a register maintained for such purpose the name of the assignee and the percentage participation interest assigned by the assignor and assumed by the assignee for purposes of the determination of such assignor's and assignee's respective Shares. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment, which effective date shall be at least five Business Days after the execution thereof, the assignee shall, to the extent of such assignment, become a party hereto and have all of the rights and obligations of a Bank hereunder, including without limitation a right to share in the proceeds of any amount realized under any security documents with respect to the interest acquired, and, to the extent of such assignment, such assigning Bank shall be released from its obligations hereunder (without relieving such Bank from any liability for damages, costs and expenses suffered by the Administrative Agent, the LC Bank or the Company as a result of the failure by such Bank to perform its obligations hereunder).

          (c) A Bank may disclose to any Participant or proposed Participant, or any assignee or proposed assignee, any information that the Company has delivered or is required to deliver to such Bank pursuant to this Agreement or the other Related Documents.

          (d) Nothing herein shall limit a Bank's right to assign its interests hereunder to a Federal Reserve Bank.

          (e) The LC Bank hereby acknowledges and agrees that it shall remain solely liable under the Letters of Credit notwithstanding any sale or transfer contemplated by this Section 7.14.


                          ARTICLE VIII

                           SYNDICATION

          SECTION 8.01.  Syndication.  (a) In the  event  that  the  LC Bank
                         -----------
shall make any payment under a Letter of Credit and the Company shall not reimburse the LC Bank by 3:00 p.m. (New York City time) on the same Business Day in full for such payment in accordance with Section 2.04 (the difference between the amount of such payment and the amount reimbursed by the Company being the "Principal Amount"), the LC Bank will immediately notify each of the Banks of such Principal Amount and each Bank will immediately on the same Business Day and unconditionally pay to the LC Bank an amount equal to its Share of the Principal Amount in

United States dollars and in same day funds in payment for its Share of the Reimbursement Obligations with respect to such Principal Amount, plus compensation, payable on demand, from and including the date when such amount is due to, but not including, the date such amount is paid at the Federal Funds Rate, in effect from time to time.

          (b) Upon payment in full by a Bank of its Share of the Reimbursement Obligations pursuant to Section 8.01(a), such Bank shall have purchased an assignment of its Share of the right, title and interest of the LC Bank in and to such Reimbursement Obligations, without recourse, representation or warranty, and shall to the extent of such Share, be a direct creditor of the Company.

          (c) If any Bank shall default in the payment when due of its Share of any Reimbursement Obligations, in addition to any other claim or remedy the LC Bank may have against such Bank, such Bank shall not be entitled to receive any payments pursuant to this Agreement or otherwise have any other rights hereunder or under the Related Documents until all amounts due and payable by such Bank to the LC Bank hereunder shall have been paid in full.

          SECTION 8.02.  Sharing of Payments.  If any Bank shall  obtain any
                         -------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Reimbursement Obligations in excess of its ratable share of payments on account of the Reimbursement Obligations obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Reimbursement Obligations as shall be necessary to cause such purchasing Bank to share such excess payment ratably with each of them, provided, however, that, if all or any
                                      --------  -------
portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section
8.02 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.


                           ARTICLE IX

            THE ADMINISTRATIVE AGENT AND THE LC BANK

          SECTION 9.01.  Authorization and Action. Each Bank hereby appoints
                         ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Related Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Reimbursement Obligations), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Banks or the Required Banks, as applicable, and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not
                ---------  -------
be required to take any action that exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Bank prompt notice of each written notice given to it by the Company, the Trustee, or the LC Bank pursuant to the terms of this Agreement or the Indenture.

          SECTION 9.02.  Administrative Agent's Reliance, Etc.  Neither  the
                         -------------------------------------
Administrative Agent, the LC Bank, nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any Related Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each of the Administrative Agent and the LC Bank: (i) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representations to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any Related Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Related Document on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Related Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this agreement or any Related Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.03.  Bank Credit Decision.  Each Bank  acknowledges that
                         --------------------
it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 9.04.  Indemnification.  The Banks agree to indemnify  the
                         ---------------
Administrative Agent and the LC Bank (to the extent not reimbursed by the Company), ratably according to their respective Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent or the LC Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or the LC Bank under this Agreement or the Related Documents; provided that no Bank shall be liable for any
                           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the LC Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent and the LC Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent or the LC Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent or the LC Bank is not reimbursed for such expenses by the Company.

          SECTION 9.05.  Barclays and affiliates.  With respect to its Share
                         -----------------------
and the Reimbursement Obligations held by it, Barclays shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Barclays in its individual capacity. Barclays and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage 0 in any kind of business with, the Company, any of its subsidiaries and any Person who may do business with the Company or any such subsidiary, all as if Barclays were not the Administrative Agent and without any duty to account therefor to the Banks.

          SECTION 9.06.  Successor Administrative Agent.  The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time for cause by the agreement of all of the Banks; provided that solely for purposes hereof if the same
                  --------
entity is the LC Bank and the Administrative Agent then the agreement of the LC Bank shall not be required. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Administrative Agent subject to the approval of the Company. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent after consultation with the Company may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If at any time there shall be no Person serving as Administrative Agent under this Agreement, then the LC Bank shall be the Administrative Agent hereunder until a successor is appointed in accordance herewith.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.

                              NEVADA POWER COMPANY


                              By:  R. C. SCHMALZ
                                 -----------------------------------
                                 Title: Director, Treasury


                              BARCLAYS BANK, PLC, NEW YORK
                                 BRANCH, as Administrative Agent
                                 and LC Bank


                              By:  JOHN P. BURKE
                                 ------------------------------------
                                 Title:  Associate Director

                                 UNION BANK OF SWITZERLAND,
                                  LOS ANGELES BRANCH,
                                  as a Bank

                                 By:       DANIEL H. TO
                                    -------------------
                                    Title: Daniel H. To
                                    Assistant Vice President

                                 By:       SCOTT SOMMERS
                                    --------------------
                                    Title: L. Scott Sommers
                                    Vice President

                                 WESTDEUTSCHE LANDESBANK
                                  GIROZENTRALE, NEW YORK BRANCH,
                                  as a Bank

                                 By:       SALVATORE BATTINELLI
                                    ---------------------------
                                    Title: VP

                                 By:       KAREN E. HAPLOCK
                                    -----------------------
                                    Title: VP

                                 UNION BANK, as a Bank

                                 By:       JOHN M. EDMONSTON
                                    ------------------------
                                    Title: V.P.

                                 THE FUJI BANK, LIMITED,
                                  LOS ANGELES AGENCY,
                                  as a Bank

                                 By:       NOBUHIRO UMEMURA
                                    -----------------------
                                    Title: NOBUHIRO UMEMURA
                                           JOINT GENERAL MANAGER

                                 ABN AMRO BANK N.V.,
                                  as a Bank

                                 By:       DAVID B. BRYANT
                                    ----------------------
                                    Title: David B. Bryant
                                           Vice President

                                 By:       KEVIN S. MCFOLDEN
                                    ------------------------
                                    Title: Kevin S. McFolden
                                           AVP

                        Schedule 4.01(q)

                   [Environmental Disclosure]

                              NONE

                          Schedule 7.02

              [Addresses and information for Banks]

Bank               Share        Address                Wire Information
----               -----        -------                ----------------
ABN Amro Bank N.V., 16.2323%    135 S. LaSalle Street  ABN Amro New York
San Francisco                   Suite 711              New York, NY
International                   Chicago, IL  60603     ABA# 026009580
Branch                          Attention: David       For Credit to
                                Bryant                 ABN Amro
                                Tel: (312)904-2799     San Francisco
                                Fax: (312)904-6387     Acct#
                                                       6510010545-41
                                101 California         Ref: Nevada
                                Street,                Power Co.
                                Suite 4550
                                San Francisco, CA
                                94111-5812
                                Attention: L.T.
                                Osborne
                                Tel: (415) 984-3722
                                Fax: (415) 362-3524



The Fuji Bank,      16.2323%    333 S. Grand Avenue,   First
Limited,                        #2500                  Interstate Bank
Los Angeles                     Los Angeles, CA        of California
Agency                          90071                  Los Angeles
                                Attention: Ching L.    Main Office
                                Lim                    ABA# 122000218
                                Tel: (213) 253-4179    For Credit to:
                                Fax: (213) 253-4198    The Fuji Bank,
                                                       Limited,  Los
                                                       Angeles Agency
                                                       Acct # 220834831
                                                       Ref: Nevada Power

Union Bank          16.2323%    Energy Capital         Union Bank
                                Services               Monterey Park,
                                445 S. Figueroa        Califoria
                                Street, 15th Flr       ABA# 122-000-
                                Los Angeles, CA        496
                                90071                  Acct# 77070-
                                Attention: David       196431
                                Musicant               Attention: 192
                                Tel: (213) 236-5023    Note Center
                                Fax: (213) 236-4096    Ref: Nevada
                                                       Power Company

Westdeutsche        16.2323%    1211 Avenue of the     Chase Manhattan
Landesbank                      Americas               Bank
Girozentrale,                   New York, NY  10036    Chase Manhattan
New York Branch                 Attention: Karen       Plaza
                                Haplock                New York, NY
                                Tel: (212) 852-6087    WestLB New York
                                Fax: (212) 852-6148    Branch
                                                       Acct#
                                633 West Fifth Street  9201060663
                                Suite 6750             Ref: Nevada
                                Los Angeles, CA        Power Co.
                                90071                  ABA 021000021
                                Attention: Nancy
                                Tafoya                 CHIPS 201
                                Tel: (213) 623-2958    Swift WELAUS3X
                                Fax: (213) 623-4706

Union Bank of       16.2323%    444 South Flower       Union Bank of
Switzerland,                    Street,                Switzerland
Los Angeles                     45th Floor             New York
Branch                          Los Angeles, CA        Fed Routing No.
                                90071                  026008439
                                Attention: Daniel To   Favor of UBS
                                Tel: (213) 489-0646    Los Angeles
                                Fax: (213) 489-0697    Account No. 40064502
                                                       Ref: Nevada Power Co.

                                                        EXHIBIT A



                    FORM OF LETTER OF CREDIT
                    ------------------------


                  IRREVOCABLE LETTER OF CREDIT
                      NO.
                          ----------------

                                     [Issuance date of the Letter of Credit]

United States Trust Company
 of New York, as Trustee
114 West 47th Street
New York, New York  10036

Attention: Corporate Trust Administration


Dear Sir or Madam:

          We hereby establish, at the request and for the account of Nevada Power Company (the "Company"), in your favor, as Trustee under the Indenture of Trust, dated as of October 1, 1995 (the "Indenture"), by and between
[                  ]  (the "Issuer")  and you, as Trustee, pursuant to which
 ------------------
[                  ] in aggregate principal amount of [                    ]
 ------------------                                    --------------------
(including any beneficial interests therein, the "Bonds"), are being issued,
our Irrevocable Letter of Credit No.                   in the amount  of the
                                     -----------------
[Initial Stated Amount] (subject to reduction and reinstatement as provided below, the "Stated Amount").

          (l)  Cancellation Date.  This Letter of Credit shall expire on the
               -----------------
earliest to occur of (i) October 12, 1999  (the "Stated  Termination Date"),
(ii) the date upon which we honor a draft accompanying a written and completed certificate signed by you in substantially the form of Exhibit 1 or Exhibit 3 attached hereto, and stating therein that such draft is the final draft to be drawn under this Letter of Credit and that, upon the honoring of such draft, this Letter of Credit will expire in accordance with its terms, (iii) the date upon which we receive a written certificate signed by you and stating therein that no Bonds are "outstanding" under the Indenture,(iv) on the second business day (as hereinafter defined) following the effective date of the conversion of the Bonds to a "Term Rate" pursuant to Section 2.03(c) of the Indenture which provides that all of the Bonds shall bear interest at a Term Rate to maturity, (v) the 10th business day following your having received a notice from the Administrative Agent (as defined in paragraph 5, below) that we are terminating this Letter of Credit pursuant to Section 9.01(d) of the Indenture in connection with the occurrence of an Event of Default under the Reimbursement Agreement (as defined in paragraph (5) below) and (vi) the date upon which we receive a written certificate signed by you and stating therein that an "Alternate Credit Facility" has been provided under the Indenture (such earliest date being the "Cancellation Date").

          As used herein, "business day" shall mean any day on which banks are not required or authorized to remain closed in New York City or Los Angeles, California and on which the New York Stock Exchange is not closed and, for purposes of clauses (v) and (vi) of the immediately preceding paragraph, the location of your office specified above or the principal corporate trust office designated to us in a certificate substantially in the form set forth in Exhibit 5 by any transferee who has succeeded you as Trustee under the Indenture.

          (2)  Principal and Interest Components. The aggregate amount which
               ---------------------------------
may be drawn under  this Letter of Credit, subject  to reductions  in amount
and reinstatement as provided below, is [              ] ([              ]),
                                         --------------    --------------
of which the aggregate  amounts  set forth below may be drawn  as indicated.

             (i)  An aggregate  amount  not  exceeding  [                  ]
                                                         ------------------
          ([                    ]),  as  such  amount  may  be  reduced  and
            --------------------
          reinstated as provided below, may be drawn in respect of payment of principal (whether upon scheduled or accelerated maturity, or upon redemption) of the Bonds or the portion of the purchase price of Bonds corresponding to principal (the "Principal Component").

            (ii)  An aggregate amount not exceeding  [                     ]
                                                      ---------------------
          ([                         ]),  as such amount  may be reduced and
            -------------------------
          reinstated as provided below, may be drawn in respect of payment of interest on the Bonds or the portion of the purchase price of Bonds corresponding to interest, but not more than an amount equal to accrued interest on the Bonds for the period of 62 days immediately preceding the date of such drawing at a maximum rate of twelve percent (12%) per annum calculated on the basis of a year of 365 days (the "Interest Component").

          (3) Drawings. Funds under this Letter of Credit are available to you against (i) your draft payable on the date such draft is drawn on us,
stating on its face: "Drawn under Irrevocable Letter of Credit No.         ,
                                                                   --------
dated  October   , 1995", and  (ii)  the appropriate  certificate  specified
               --
below, duly executed by you and appropriately completed.

                                      Exhibit Setting Forth
        Type of Drawing            Form of Certificate Required
    -----------------------      -------------------------------
Drawing in respect of regularly             Exhibit 1
scheduled interest payment or
payment of principal of and
interest on the Bonds upon
scheduled or accelerated
maturity

Tender Drawing (as hereinafter              Exhibit 2
defined)

Redemption/Mandatory Purchase               Exhibit 3
Drawing
(as hereinafter defined)

          Drafts and certificates hereunder shall be dated the date of presentation and shall be presented to our office at 75 Wall Street, New York, New York, Attention: Trade Services Group (or at such other office as we may designate by written notice to you) or upon prior telephone notice to us at (212) 412-5121 or 5122, by facsimile transmission received by us at the following telecopier number: (212) 412-5111 (or at such other numbers as we may designate by written notice to you), promptly thereafter, confirmed by delivery of the original drafts, prominently marked to indicate they are confirmations. If we receive your draft(s) and certificate(s) at such office, all in strict conformity with the terms and conditions of this Letter of Credit, at or before 12:00 noon (New York time), on a business day on or before the Cancellation Date, we will honor such draft(s) at or before 3:00 p.m. (New York time) on the same business day to your order in accordance with your payment instructions; and draft(s) so received following 12:00 noon (New York time) will be so honored at or before 1:00 p.m. (New York time) on the next business day (notwithstanding that such prior business day may have been the Cancellation Date). If you request, by written notice to us delivered in a timely fashion, payment under this Letter of Credit will be made by wire transfer of federal funds to your account with any bank that is a member of the Federal Reserve System, or by deposit of immediately available funds into a designated account that you maintain with us. All payments made by us under this Letter of Credit will be made with our own funds and not with any funds of the Company or the Issuer.

          (4)  Reductions.  The  Principal   Component   and  the   Interest
               ----------
Component shall be reduced immediately following our honoring any draft drawn hereunder (i) to pay principal of, or interest on, the Bonds or to pay the purchase price of Bonds that are subject to mandatory purchase by the Company pursuant to Section 4.02(a) of the Indenture (any such drawing in respect of the payment of principal of and interest, if any, on the Bonds upon redemption of the Bonds in whole or in part or the purchase price of Bonds that are so subject to mandatory purchase by the Company being a "Redemption/Mandatory Purchase Drawing"), or (ii) to pay the purchase price of Bonds that are purchased pursuant to an election by the holders thereof pursuant to Section 4.01 of the Indenture (any such drawing in respect of the circumstances referred to in this clause (ii) being a "Tender Drawing"), in each case by an amount equal to the respective component of the amount of such draft.

          (5)  Reinstatement.  On the sixteenth day following  each  drawing
               -------------
hereunder to pay interest on the Bonds (other than a drawing in respect of the interest component of a Tender Drawing or a Redemption/Mandatory Purchase Drawing), the amount so drawn shall be reinstated to the Interest Component, unless you shall have theretofore received written notice from us or the Administrative Agent that we will not reinstate this Letter of Credit in the amount of such drawing because (i) we (or the Banks party to the Reimbursement Agreement referred to below) have not been reimbursed in full by the Company for the amount of such drawing, together with interest, if any, owing thereon pursuant to the Letter of Credit and Reimbursement Agreement, dated as of October 1, 1995 (the "Reimbursement Agreement"), among the Company, us, Barclays Bank PLC, New York Branch, as Administrative Agent (the "Administrative Agent"), and the Banks party thereto (the "Banks"), or (ii) an Event of Default under the Reimbursement Agreement has occurred and is then continuing; provided, however, that we shall not be
                                  --------   -------
entitled to give any such notice in the event that, pursuant to our direction, you shall be required to give notice of mandatory purchase of the Bonds in accordance with Section 4.02(a)(iv) of the Indenture.

          Immediately upon our notice to you by hand delivery or facsimile transmission in the form set forth in Exhibit 4 hereto that (a) we have been reimbursed by or for the account of the Company in respect of any Tender Drawing or Redemption/Mandatory Purchase Drawing pursuant to Section 4.02(a)(i) or (ii) of the Indenture (other than upon a conversion to a Term Rate to maturity pursuant to Section 2.03(c) of the Indenture), together with interest, if any, owing thereon pursuant to the Reimbursement Agreement, the amounts of which we notify you we have been reimbursed in respect of such Tender Drawing or Redemption/Mandatory Purchase Drawing shall be reinstated to the Principal Component and the Interest Component, as specified in such notice, or (b) we have received notice from a person stating therein that he or she is a representative of the "Remarketing Agent" referred to in the Indenture and that such Remarketing Agent has wired us amounts in immediately available funds in connection with a Tender Drawing pursuant to Section 4.01 of the Indenture or in connection with a Redemption/Mandatory Purchase Drawing pursuant to Section 4.02(a)(i) or (ii) of the Indenture (other than upon a conversion to a Term Rate to maturity pursuant to Section 2.03(c) of the Indenture) which amounts were received as the purchase price of remarketed Bonds and which amounts, when added to amounts, if any, theretofore reimbursed to us by or for the account of the Company in respect of the purchase price of such Bonds paid by us as part of such Tender Drawing or Redemption/Mandatory Purchase Drawing and interest, if any, owing thereon pursuant to the Reimbursement Agreement, to reimburse us in full for such purchase price theretofore paid by us and such interest, if any, the Principal Component and the Interest Component shall be reinstated to the extent of the principal and interest components of the purchase price of such Bonds as specified in such notice. This Letter of Credit will not be reinstated following a Redemption/Mandatory Purchase Drawing (i) pursuant to Section 4.02 (a)(iv) of the Indenture unless we notify you by hand delivery or facsimile transmission that we in our discretion have reinstated the Letter of Credit by the amount of such Redemption/Mandatory Purchase Drawing, or (ii) pursuant to Section 4.02(a)(ii) of the Indenture upon a conversion to a Term Rate to maturity pursuant to Section 2.03 of the Indenture, or (iii) to pay Bonds upon redemption or scheduled maturity of the Bonds, or accelerated maturity of the Bonds pursuant to Section 9.02 of the Indenture or (iv) pursuant to
Section 4.02(a)(iii) of the Indenture.

          (6)  Notices. Communications with respect to this Letter of Credit
               -------
shall be in writing and shall be addressed to us at 75 Wall Street, New York, New York 10265, Attention: Trade Services Group (or at such other office as we may designate by written notice to you) or by facsimile transmission received by us at the following telecopier number: (212) 412-5111 (or at such other telephone number as we may designate by written notice to you) specifically referring to the number of this Letter of Credit.

          (7)  Transfer.  This  Letter  of Credit  is  transferable  in  its
               --------
entirety (but not in part) to any transferee who has succeeded you as Trustee under the Indenture and may be successively so transferred. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in form set forth in Exhibit 5.

          (8)  Governing Laws, Etc.  This Letter of Credit shall be governed
               --------------------
by and construed in accordance with the laws of the State of New York, including the Uniform Commercial Code as in effect in the State of New York. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds, the Indenture and the Reimbursement Agreement), except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts. Whenever and wherever the terms of this Letter of Credit shall refer to the purpose of a draft hereunder, or the provisions of any agreement or document pursuant to which such draft may be presented hereunder, such purpose or provisions shall be conclusively determined by reference to the certificate accompanying such draft; in furtherance of this sentence, whether any drawing is in respect of payment of regularly scheduled interest on the Bonds or of principal of or interest on the Bonds upon scheduled or accelerated maturity or is a Tender Drawing or a Redemption/Mandatory Purchase Drawing shall be conclusively determined by reference to the certificate accompanying such drawing.



                              Very truly yours,

                              BARCLAYS BANK PLC, NEW YORK BRANCH



                              By:
                                 -------------------------------
                                 Title:

                            EXHIBIT 1
                        TO THE LETTER OF CREDIT



    CERTIFICATE FOR DRAWING IN RESPECT OF REGULARLY SCHEDULED
 INTEREST PAYMENT OR PAYMENT OF PRINCIPAL OF AND INTEREST ON THE
    BONDS UPON SCHEDULED OR ACCELERATED MATURITY OF THE BONDS

          The undersigned, a duly authorized officer of [             ] (the
                                                         -------------
"Trustee"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No.
               (the "Letter of Credit")  issued  by the Bank in favor of the
--------------
Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a drawing under the Letter of Credit in respect of [a regularly scheduled interest payment]1 [the payment of principal of and interest on the Bonds upon the scheduled or accelerated maturity of the Bonds]2 in accordance with Section 6.05 of the Indenture. Such Bonds are not registered in the name of the Company and are not held or required to be held by the Trustee for the account of the Company pursuant to the Indenture.

          (3) The respective amounts of principal of and interest on the Bonds which are due and payable (or which have been declared to be due and payable) and with respect to the payment of which the Trustee does not have available amounts that, pursuant to Section 6.04 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

          Principal: $
                      ------------------

          Interest:  $
                      ------------------

          (4) The portion of the amount of the draft accompanying this Certificate being drawn in respect of payment of principal of the Bonds, as indicated in paragraph (3) above, does not exceed the Principal Component of the Letter of Credit, and the portion of the amount of the draft accompanying this Certificate being drawn in respect of payment of interest on the Bonds,

---------------------------
1.   To be used for regularly scheduled interest payments.
2.   To be used upon scheduled or accelerated maturity of the Bonds.

as indicated in paragraph (3) above, does not exceed the Interest Component of the Letter of Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of payment of principal of and interest on the Bonds have been computed in accordance with the terms and conditions of the Bonds and the Indenture.

          [(5) The draft accompanying this Certificate being presented upon the [scheduled maturity of the Bonds] [accelerated maturity of the Bonds pursuant to Section 9.02 of the Indenture]3 is the final draft to be drawn under the Letter of Credit in respect of principal of and interest on the Bonds. Upon the honoring of such draft the Letter of Credit will expire in accordance with its terms.]4

          IN WITNESS WHEREOF, the  Trustee  has executed  and delivered this
Certificate as of the      day of
                      ----
                ,     .
----------------  ----



                              [               ], as Trustee
                               ---------------



                              By
                                 --------------------------------------
                                 Title:


-----------------------
3. Insert appropriate bracketed language.
4. To be used upon scheduled or accelerated maturity of the Bonds.

                            EXHIBIT 2
                        TO THE LETTER OF CREDIT



     CERTIFICATE FOR TENDER DRAWING UPON BONDHOLDER ELECTION

          The undersigned, a duly authorized officer of [                  ]
                                                         ------------------
(the "Trustee"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No.
           (the "Letter of Credit")  issued  by  the  Bank  in favor  of the
----------
Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a Tender Drawing under the Letter of Credit with respect to the purchase price of Bonds delivered pursuant to an election by Bondholders pursuant to Section 4.01 of the Indenture and the Bonds. Such Bonds are not registered in the name of the Company and are not held or required to be held by the Trustee for the account of the Company pursuant to the Indenture.

          (3) The respective amounts of purchase price corresponding to principal of and accrued interest, if any, on such Bonds and with respect to the payment of which the Trustee does not have available amounts that, pursuant to Section 4.05 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

          Principal:  $
                       ------------------

          Interest:   $
                       ------------------

          (4) The portion of the amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of the Bonds, as indicated in paragraph (3) above does not exceed the Principal Component of the Letter of Credit, and the portion of the amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to interest on the Bonds, as indicated in paragraph (3) above, does not exceed the Interest Component of the Letter of Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of and interest on such Bonds have been computed in accordance with the terms and conditions of the Bonds and the Indenture.

          IN WITNESS WHEREOF, the Trustee  has executed  and delivered  this
Certificate as of the      day of                 ,     .
                      ----        ----------------  ----

                              [               ], as Trustee
                               ---------------



                              By
                                 --------------------------------------
                                 Title:

                            EXHIBIT 3
                        TO THE LETTER OF CREDIT



CERTIFICATE FOR REDEMPTION/MANDATORY PURCHASE DRAWING IN RESPECT
OF PAYMENT OF PRINCIPAL OF AND INTEREST ON BONDS UPON REDEMPTION
                      OR MANDATORY PURCHASE

          The undersigned,  a duly  authorized  officer  of[               ]
                                                            ---------------
(the "Trustee"), hereby certifies as follows to Barclays Bank PLC, New York Branch (the "Bank"), with reference to Irrevocable Letter of Credit No.
                                                                        ----
(the "Letter of Credit") issued by the Bank in favor of the Trustee. Terms defined in the Letter of Credit and used but not defined herein shall have the meanings given them in the Letter of Credit.

          (1) The Trustee is the Trustee under the Indenture for the holders of the Bonds.

          (2) The Trustee is making a Redemption/Mandatory Purchase Drawing under the Letter of Credit with respect to [the payment of principal of and accrued interest, if any, on the Bonds upon redemption of the Bonds in accordance with Section 3.01 of the Indenture]1 [the purchase price of Bonds subject to mandatory purchase by the Company pursuant to Section 4.02(a) [(i)], [(ii)], [(iii)], or [(iv)] of the Indenture].2 Such Bonds are not registered in the name of the Company and are not held or required to be held by the Trustee for the account of the Company pursuant to the Indenture.

          [(3) The respective amounts of principal of and interest on the Bonds which are due and payable and with respect to the payment of which the Trustee does not have available amounts that, pursuant to Section 6.04 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

          Principal: $
                      ----------------

          Interest:  $               ]3
                      ---------------

---------------------
1. To be used upon an optional or mandatory redemption of the Bonds in whole or in part.
2. To be used upon a mandatory purchase of the Bonds pursuant to Section 4.02(a) of the Indenture.
3. To be used upon an optional or mandatory redemption of the Bonds in whole or in part.

          [(3) The respective amounts of the purchase price corresponding to principal of and accrued interest, if any, on such Bonds and with respect to the payment of which the Trustee does not have available amounts that, pursuant to Section 4.05 of the Indenture, are to be applied to such payment prior to moneys drawn under the Letter of Credit are as follows, and the amount of the draft accompanying this Certificate does not exceed the sum of such amounts:

          Principal:     $
                          -----------------

          Interest:      $                 ]4
                          -----------------

          [(4) The portion of the amount of the draft accompanying this Certificate being drawn in respect of payment of principal of the Bonds, as indicated in paragraph (3) above, does not exceed the Principal Component of the Letter of Credit, and the portion of the amount of the draft accompanying this Certificate being drawn in respect of payment of interest on the Bonds, as indicated in paragraph (3) above, does not exceed the Interest Component of the Letter of Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of payment of principal of and interest on the Bonds have been computed in accordance with the terms and conditions of the Bonds and the Indenture.])5

          [(4) The portion of the amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to principal of the Bonds, as indicated in paragraph (3), above, does not exceed the Principal Component of the Letter of Credit, and the portion of the amount of the draft accompanying this Certificate being drawn in respect of purchase price corresponding to interest on the Bonds, as indicated in paragraph (3) above, does not exceed the Interest Component of the Letter of Credit. The respective portions of the amount of the draft accompanying this Certificate in respect of purchase price corresponding to principal of and interest on such Bonds have been computed in accordance with the terms and conditions of the Bonds and the Indenture.]6

          [(5) The draft accompanying this Certificate is the final draft to be drawn under the Letter of Credit in respect of principal of and interest on the Bonds and, upon the honoring of such draft, the Letter of Credit will expire in accordance with its terms.]7

          IN WITNESS WHEREOF,  the Trustee has executed  and delivered  this
Certificate as of the      day of                   ,     .
                      ----        ------------------  ----



---------------------------
4. To be used upon a mandatory purchase of the Bonds pursuant to Section 4.02(a) of the Indenture.
5. To be used upon an optional or mandatory redemption of the Bonds in whole or in part.
6. To be used upon a mandatory purchase of the Bonds pursuant to Section 4.02(a) of the Indenture.
7. To be used in the case of all redemption of the Bonds other than redemptions in part.

                            [               ], as Trustee
                             ---------------



                              By
                                  ---------------------------------
                                  Title:

                                                             EXHIBIT 4
                                                     TO THE LETTER OF CREDIT



                     NOTICE OF REINSTATEMENT

          The undersigned, a duly authorized officer of Barclays Bank PLC, New York Branch (the "Bank"), hereby gives the following notice to [ ],
                                                                    ------
as trustee and as custodian,  with reference to Irrevocable Letter of Credit
No.         (the "Letter of Credit") issued by the Bank in favor of [     ],
    -------                                                          -----
as trustee. Terms defined in the Letter of Credit and used but not defined herein have the meanings giventhem in the Letter of Credit.

          [(1) We  have   received   the  amount   of  $           today  in
                                                        ---------
reimbursement of amounts paid under the Letter of Credit with respect to Tender Drawings pursuant to Section 4.01 of the Indenture or Redemption/Mandatory Purchase Drawings pursuant to Section 4.02(a)(i) or
(ii) of the Indenture (other than upon a conversion to a Term Rate to maturity pursuant to Section 2.03(c) of the Indenture) relating to certain Bonds, together with interest if any, owing thereon pursuant to the Reimbursement Agreement. The respective amounts of principal of and interest on such Bonds covered by that reimbursement are as follows:

          Principal:     $
                          -----------------

          Interest:      $                 ]1
                          -----------------

          [(1) We have received notice from the Remarketing Agent that it has wired us amounts in immediately available funds in connection with a Tender Drawing pursuant to Section 4.01 of the Indenture or in connection with a Redemption/Mandatory Purchase Drawing pursuant to Section 4.02(a)(i) or (ii) of the Indenture (other than upon a conversion to a Term Rate to maturity pursuant to Section 2.03(c) of the Indenture) which amounts were received as the purchase price of remarketed Bonds. The sum of (i) the principal amount of such Bonds and the amount of accrued interest, if any, thereon, as communicated to us by the Remarketing Agent and (ii) amounts, if any, heretofore reimbursed to us by or for the account of the Company in respect of the purchase price of such Bonds paid by us as parts of such Tender Drawing pursuant to Section 4.01(a) of the Indenture or in connection with a Redemption/Mandatory Purchase Drawing pursuant to Section 4.02(a)(i) or (ii) of the Indenture (other than upon a conversion to a Term Rate to maturity pursuant to Section 2.03(c) of the Indenture) on account of such principal and interest are as follows:

          Principal:     $
                          ------------


----------------------------
1. To be used in event of actual receipt of reimbursed amounts.

          Interest:       $            ]2
                           ------------

          (2) In accordance with the provisions of the Letter of Credit, the Principal Component and the Interest Component have been reinstated to the extent of the respective amounts specified in Paragraph (1) above.3

          IN WITNESS WHEREOF, the  Bank  has  executed  and  delivered  this
Notice as of the    day of              ,     .
                 --        -------------  ----



                              [               ]
                               ---------------



                              By
                                 ---------------------------------
                                 Title:










--------------------------
2. To be used in event of notification from the Remarketing Agent that it has wired immediately available funds to the Bank to reimburse it for drawings pursuant to Section 4.01 or 4.02(a)(i) and (ii) of the Indenture.

3. After such reinstatement, the Interest Component must be equal to an amount calculated by multiplying the Principal Component by 12% and then multiplying the product thereof by the quotient obtained by dividing 62 by 365.

                                                            EXHIBIT 5
                                                     TO THE LETTER OF CREDIT
                             INSTRUCTIONS TO TRANSFER
                             ------------------------


Barclays Bank PLC,
New York Branch
75 Wall Street
New York, New York  10265

Attention:  Trade Services Group




    Re: Irrevocable  Letter of Credit No.          issued  by  Barclays Bank
                                           ------
PLC, New York Branch



Gentlemen:

          The undersigned, as Trustee under the Indenture of Trust dated as of October 1, 1995 by and between Clark County, Nevada (the "Issuer") and the undersigned, is named as beneficiary in the Letter of Credit referred to above (the "Letter of Credit"). The Transferee named below has succeeded the undersigned as Trustee under such Indenture.


          --------------------------------------------
                      (Name of Transferee)


          --------------------------------------------
                            (Address)

          Therefore, for value received, the undersigned hereby irrevocably instructs you to transfer to such Transferee all rights of the undersigned to draw under the Letter of Credit.

          By this transfer, all rights of the undersigned in the Letter of Credit, and all obligations of the undersigned under the Custodian Agreement, dated as of October 1, 1995, between the undersigned, as "Custodian", and you (the "Custodian Agreement"), are transferred to such Transferee, and such Transferee shall hereafter have the sole rights as beneficiary under the Letter of Credit and the obligations as "Custodian" under the Custodian Agreement; provided, however, that no rights shall be
                                 --------   -------
deemed to have been transferred to such Transferee until such transfer complies with the requirements of the Letter of Credit pertaining to transfers.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this
Certificate as of the      day of           ,     .
                      ----        ---------- -----



                              [               ], as Trustee
                               ---------------



                              By
                                 -------------------------------------------
                                 Title:

         The undersigned, [Name of Transferee], hereby accepts the foregoing transfer of rights under the Letter of Credit and obligations under the Custodian Agreement.


                              [Name of Transferee]



                              By
                                 -------------------------------------------
                                 Title:



                              Address of Principal
                                 Corporate Trust Office:


                              [insert address]

                                                        EXHIBIT B



                   FORM OF CUSTODIAN AGREEMENT
                   ---------------------------


          THIS CUSTODIAN AGREEMENT (the "Agreement"), dated as of October 1, 1995, is made by and among NEVADA POWER COMPANY (the "Company"), UNITED
STATES TRUST COMPANY OF NEW YORK, as custodian (such entity and any successor custodian hereunder being the "Custodian") and BARCLAYS BANK PLC, NEW YORK BRANCH, as Letter of Credit Bank (the "Bank").

          WHEREAS, at the request of the Company, Clark County, Nevada (the "Issuer") issued and sold its Industrial Development Revenue [Refunding] Bonds, (Nevada Power Company Project) Series A and C (the "Bonds"), pursuant to respective Indentures of Trust, each dated as of October 1, 1995 (as amended, modified or supplemented from time to time, each an "Indenture" and collectively , the "Indentures"), between the Issuer and United States Trust Company of New York, as trustee (such trustee and any successor trustee under an Indenture, in such capacity, being the "Trustee"), for the purpose stated in the Indentures; and

          WHEREAS, to induce the Bank to issue certain letters of credit to support certain amounts payable on and in respect of the Bonds (each a "Letter of Credit" and collectively the "Letters of Credit") and to enter into a Letter of Credit and Reimbursement Agreement, dated as of October 1, 1995, among Barclays Bank PLC, New York Branch, as Administrative Agent and Letter of Credit Bank, the Banks party thereto and the Company relating thereto (the "Reimbursement Agreement"), the Company proposes to pledge the Collateral (as hereinafter defined) and to enter into this Agreement;

          NOW, THEREFORE, the Company, the Custodian and the Bank hereby agree as follows:

                            ARTICLE l

                   DEFINITIONS; INTERPRETATION

          SECTION 1.1.   Definitions.  For the purposes  of this  Agreement,
                         -----------
terms defined in the Reimbursement Agreement and used but not otherwise defined herein have the meanings given them in the Reimbursement Agreement, and the following terms have the meanings indicated:

          "Collateral" means  each Pledged Bond,  all payments  of principal
           ----------
and interest payable on Pledged Bonds, all of the Company's rights to receive Pledged Bonds and amounts payable thereon and all of the Company's right, title and interest in and to Pledged Bonds and such principal of and interest thereon, and all proceeds thereof, as they may from time to time be delivered to or held, pending payment by the Custodian, the Remarketing Agent or the Trustee, in money, securities or collections from or with respect to any or all of the foregoing.

          "Custodian" means United States Trust Company of New York, or such
           ---------
other Person appointed from time to time by the Bank to act as Custodian hereunder and accepting such appointment. Unless the Indentures are appropriately modified to provide for a Person other than the Trustee to act as Custodian, the entity serving as Trustee for the Bonds shall be the Custodian hereunder at all times.

          "Obligations" means (a) all amounts of principal  of and  interest
           -----------
on each Advance, (b) all other amounts due under or in respect of the Reimbursement Agreement and (c) all amounts paid or costs or expenses incurred by the Bank in the collection of any of the foregoing or for the maintenance, preservation, protection or enforcement (whether through negotiations, legal proceedings or otherwise) of, or realization upon, the Collateral or in connection with the enforcement or administration of this Agreement or the Reimbursement Agreement, in each case irrespective of whether the obligation to pay any such amount is direct or indirect, absolute or contingent, joint or several, due or not due, liquidated or unliquidated, arises by operation of law or otherwise or is from time to time reduced and thereafter reincurred. To the extent any payment made with respect to an Obligation is rescinded or recovered or is otherwise avoided or must be restored under or by reason of any bankruptcy or insolvency proceedings of the Company or any other Person or otherwise, the amount of such payment so rescinded, recovered, restored or avoided shall again constitute an Obligation, as if such payment had never been made.

          "Pledged Bond" means  each Bond for which payment  of the purchase
           ------------
price is made, in whole or in part, with the proceeds of a drawing by the Trustee under a Letter of Credit.

          "Remarketing Agreement" means each Remarketing Agreement, dated as
           ---------------------
of October 1, 1995, between the Company, on the one hand, and the Remarketing Agent, on the other hand as the same shall have been amended, modified or supplemented from time to time.

          SECTION 1.2.   Interpretation.  The headings  of the articles  and
                         --------------
sections hereof are for convenience of reference only and shall not limit or affect the meaning or construction of any provision hereof.


                            ARTICLE 2

                        SECURITY INTEREST

          SECTION 2.1.   Grant of Security Interest. As security for the due
                         --------------------------
and punctual payment in full of each of the Obligations, the Company hereby grants to the Bank a continuing first lien on and security interest in the Collateral.

          SECTION 2.2.   Interest Continuing and Absolute.  Until payment in
                         --------------------------------
full of all the Obligations has been indefeasibly made after the Cancellation Date, the Bank's security interest in the Collateral hereunder shall continue in full force and effect, and it and the Company's obligations hereunder shall be effective irrespective of any illegality, invalidity or unenforceability of the Bonds, the Letters of Credit, the Reimbursement Agreement or any other Related Document.

          SECTION 2.3.   Perfection.  The Company shall perfect the security
                         ----------
interest of the Bank in the Collateral (a) in the case of Pledged Bonds, by delivering such Pledged Bonds to the Custodian, (b) in the case of cash proceeds forming part of the Collateral, by delivering the Collateral to the Bank, (c) in the case of uncertificated securities forming part of the Collateral, by registering such securities in the name of the Bank or its designee, or (d) by any other method permitted by the Uniform Commercial Code as in effect in the State of New York on the date of such perfection. All steps necessary for such perfection shall be taken by the Company, in the case of each Pledged Bond forming part of the Collateral, on the day such Bond becomes a Pledged Bond and, in the case of proceeds, immediately.

                            ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES

          SECTION 3.1.   Representations   and   Warranties.   The   Company
                         ----------------------------------
represents and warrants to the Bank and, so long as any of the Obligations remains unpaid, shall be deemed continuously to represent and warrant to the Bank and the Custodian, as follows:

               (a) At the time of delivery or transfer to the Bank or the Custodian of any Collateral, the Company will have good and marketable title to and be the sole owner of, such Collateral, free and clear of all liens and other encumbrances, other than the security interest created hereby, the Bank' s security interest in such Collateral shall have been perfected and no financing statement or other instrument with respect to any of the Collateral shall have been and continue to be recorded, registered or filed and no security agreement with respect to any of the Collateral shall have been executed by the Company, other than with respect to such security interest in favor of the Bank.

               (b) The Bank has a valid and perfected first priority security interest in the Collateral.

               (c)  The Collateral may be properly pledged hereunder.

               (d) No consents or approvals of any Person are required for the assignment and transfer by the Company of any of the Collateral to the Bank hereunder, or the subsequent sale or transfer of the Collateral by the Bank pursuant to the terms hereof.

               (e) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                            ARTICLE 4

                            COVENANTS

          SECTION 4.1.   Protection  of the  Bank's  Security  Interest. The
                         ----------------------------------------------
Company shall defend its title to, and the Bank's security interest in, the Collateral against all claims of all other Persons, and shall keep the Collateral free from all liens and encumbrances (other than the Bank's security interest hereunder) and pay or cause to be paid promptly when due all taxes, fees, assessments and other charges now or hereafter imposed on or in respect of any of the Collateral.

          SECTION 4.2.   Sale of Collateral.  The Company shall not, without
                         ------------------
the prior written consent of the Bank, sell, transfer or otherwise dispose of, or permit any other Person to sell, transfer or otherwise dispose of, any of the Collateral or any of the Company's interests therein, except in accordance with the terms of this Agreement, the Indentures and the Remarketing Agreement. The receipt by the Bank of all or any part of the proceeds of any sale, transfer or other disposition of any of the Collateral, except in accordance with the prior sentence, shall not be deemed or construed to be a consent by the Bank to any such sale, transfer or other disposition.

          SECTION 4.3.   Further Assurances.  The Company shall  execute and
                         ------------------
deliver to the Bank or the Custodian such assignments and other documents and instruments, and shall take all other action relating to the Collateral and the preservation, protection or perfection of the Bank's security interest therein, as the Bank may request, and the Company shall not file or permit to be filed any financing statement (or amendment or continuation statement) or execute any security agreement with respect to any of the Collateral unless it names the Bank as the only secured party. To the extent permitted by law, the Company hereby appoints the Bank as its attorney-in-fact (without requiring the Bank to act as such) to perform all acts that the Bank deems appropriate to preserve, protect and perfect its continuing security interest in the Collateral or to preserve or protect the Collateral.


                            ARTICLE 5

       REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

          SECTION 5.1.   Default Remedies.  If an Event of Default under the
                         ----------------
Reimbursement Agreement shall occur and be continuing, the Bank shall be entitled to exercise any one or more (at the Bank's discretion, at one or more times) of the following remedies:

               (a) The Bank shall have the right to receive the Collateral, if any, then held by the Custodian, the Remarketing Agent, the Trustee or any other Person, endorse, assign or deliver in its own name or the name of the Company any and all checks, drafts and other instruments for the payment of money relating to or constituting part of the Collateral, and cause the Collateral to be registered in the name of the Bank or its designee, and the Company hereby waives presentment, protest and notice of nonpayment of any instrument so endorsed. In furtherance of the foregoing, the Company hereby irrevocably appoints the Bank, or any of its officers or designees, the Company's lawful attorney-in-fact (without requiring the Bank so to act), with power of substitution, in the name of the Company or in the name of the Bank (i) to endorse the name of the Company upon any of the Collateral, including proceeds, and to cause any of the Collateral to be registered in the name of the Bank or its designee; (ii) to demand, collect, receive payment of, receipt for and give discharges and releases of any of the Collateral; (iii) to commence and prosecute any and all actions or proceedings at law or in equity in any cour t to collect or otherwise realize on any of the Collateral to enforce any rights in respect thereof; (iv) to initiate, settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to any of the Collateral; and (v) to sell, transfer, assign, discount, negotiate or otherwise deal in all or any portion of the Collateral or the proceeds thereof and generally to perform all other acts necessary or desirable to realize on, and obtain the benefits of, the Collateral and otherwise to carry out the intention of this Agreement, as fully and effectively as though the Bank were the absolute owner thereof, and the Company hereby ratifies and confirms all that the Bank shall do by virtue of this appointment. The Bank shall not, under any circumstances, have any liability for any error or omission made in the settlement t collection or payment or other disposition of any or all of the Collateral or of any instrument received in payment therefor.

               (b) The Bank may sell or cause to be sold, in one or more sales, at such price as the Bank may deem adequate, and for cash or on credit or for future delivery, with or without assumption of any credit risk , all or any portion of the Collateral, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as may be required by applicable statute and cannot be waived), and the Bank may be the purchaser of all or any portion of the Collateral so sold; provided, however, that the
                                                --------   -------
     Bank shall first give notice to the Trustee that an Event of Default has occurred and is continuing. The purchaser(s) at any such sale shall thereafter hold the Collateral so sold absolutely, free from any claim or right whatsoever, including any equity of redemption, of the Company. Any such demand, notice, claim, right or equity is hereby expressly waived and released by the Company. Without limiting the foregoing, if any such notice of the time or place of sale is so required, the Company agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters . The Bank shall not, under any circumstances, incur any liability as a result of the sale of the Collateral or any part thereof at any sale conducted in accordance with the provisions of this Agreement. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at any private sale was less than the price which might have been obtained at a public sale or was less than the aggregate principal amount of the Pledged Bonds or the then total unpaid Obligations.

               (c) The Company recognizes that the Bank may not deem it desirable to effect a public sale of any or all of the Pledged Bonds or otherwise but may deem it desirable to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Bank shall be under no obligation to delay a sale of any of the Pledged Bonds for the period of time necessary to permit the Issuer to register them for public sale under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws, even should the Issuer agree to do so.

               (d) The Company shall do or cause to be done all such other acts and things as may be deemed necessary or desirable by the Bank to make such sale or sales of any portion or all of the Pledged Bonds valid and binding and in compliance with all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, including registering such Bonds under the Act, or any state securities laws (to the extent necessary), all at the Company's expense.

               (e) The Company acknowledges that a breach of any of the covenants contained in this Article 5 will cause irreparable injury to the Bank and that the Bank has no adequate remedy at law in respect of any such breach and, as a consequence, agrees that each and every covenant contained in this Article 5 shall be specifically enforceable against the Company, and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

          SECTION 5.2.   Remedies Not Exclusive.  (a) The  remedies provided
                         ----------------------
for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or under the Reimbursement Agreement, including, without limitation, all rights and remedies of a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of New York on the date of the exercise of any such remedy. The exercise by the Bank of any one or more remedies under Section 5.1, above, shall not constitute a waiver, or otherwise prohibit, the exercise by the Bank of other remedies provided herein or by law at the same or other times.

               (b)   The  Bank   shall  not  be  required  to  exercise  any
particular rights, powers, remedies or benefits hereunder or under the Reimbursement Agreement or any Related Document. Without limiting the generality of the foregoing, the Bank (i) shall be entitled to seek to realize upon or enforce the Collateral in such order as it may from time to time determine and without regard to whether or not any other collateral or security for any of the Obligations shall have been resorted to, and (ii) shall not be required to exhaust or enforce any particular portion of the Collateral before seeking to realize or enforce upon any other portion thereof.

                            ARTICLE 6

           COLLECTIONS BY THE COMPANY AND APPLICATIONS
              OF PROCEEDS IN RESPECT OF COLLATERAL

          SECTION 6.1.   Collections  on Pledged  Bonds  by the Company. (a)
                         ----------------------------------------------
If, while any of the Obligations are outstanding, the Company becomes entitled to receive or receives any payment in respect of any Pledged Bond, the Company shall accept such payment as the Bank's agent, hold it in trust on behalf of the Bank and deliver it forthwith to the Bank for application to satisfaction of the Obligations then due and payable. All sums of money so paid in respect of any payment of interest on, or any portion of purchase price equal to the amount of accrued interest on, any Pledged Bond which are received by the Company and paid to the Bank shall be credited against the obligation of the Company to pay interest to the Banks set forth in Sections
2.04 and 2.05 of the Reimbursement Agreement. All sums of money so paid in respect of any payment of principal of, or any portion of purchase price equal to the principal amount of, any Pledged Bond which are received by the Company and paid to the Bank shall be credited against the obligation of the Company to pay principal to the Banks set forth in Sections 2.04 and 2.05 of the Reimbursement Agreement.

          SECTION 6.2.   Application of Proceeds. All proceeds received from
                         -----------------------
the sale or other disposition of, or realization on or with respect to, all or any part of the Collateral shall be applied by the Bank, in such order as the Bank, in its sole discretion, may determine to the payment of the costs and expenses of such sale, disposition or realization, including, without limitation, reasonable fees and expenses of counsel for the Bank and all expenses, liabilities and advances of the Banks in connection therewith, and to the payment of the remaining Obligations.


                            ARTICLE 7

                     RELEASE OF COLLATERAL;
               COMPANY'S LIABILITY FOR DEFICIENCY

          SECTION 7.1.   Release of Collateral.  If (a) the Company  prepays
                         ---------------------
or causes to be prepaid any Advance pursuant to Section 2.06 of the Reimbursement Agreement, (b) the Remarketing Agent causes Pledged Bonds at the time held hereunder to be sold, or (c) the Obligations are otherwise satisfied, upon receipt of such prepayment or of the proceeds of such sale or other satisfaction of the Obligations, Pledged Bonds in an aggregate principal amount equal to the prepayment so made, or the principal amount of Pledged Bonds so sold, or the Obligations so satisfied, shall be automatically released from the lien of this Agreement and the Company or its designee shall be entitled to have the released Bonds delivered to the Remarketing Agent, the Company or such other Person as designated by the Company in accordance with the terms of the relevant Indenture; provided,
                                                                   ---------
however, that before any delivery of such  released Bonds, the  Trustee  and
-------
the  Custodian  shall  have  received  notice  from the Bank, in the form of
Exhibit 4 to the relevant Letter of Credit, of the reinstatement of the amounts so prepaid, sold or satisfied as available under such Letter of Credit and such notice shall constitute notice to release the Pledged Bonds pursuant to
Section 406(b) of the Indenture.

          SECTION 7.2.   Company's  Liability  for Deficiency.  The  Company
                         ------------------------------------
shall in any event remain liable for any deficiency remaining unpaid after the application of the proceeds of the Collateral to the satisfaction of the Obligations.


                            ARTICLE 8

                             GENERAL

          SECTION 8.1.   Expenses.  The  Company  shall  pay to the Bank all
                         --------
expenses (including reasonable fees and expenses of counsel) of, or incident to, any actual or attempted sale or other disposition of, or any exchange, enforcement (whether through negotiations, legal proceedings or otherwise), collection, compromise or settlement of or with respect to, all or any of the Collateral, by litigation or otherwise. The Company shall reimburse the Bank on demand for all reasonable costs and expenses incurred in connection with the negotiation, preparation, execution and administration of this Agreement, including, without limitation, any fees or expenses (including reasonable fees and expenses of counsel to the Custodian) paid by the Bank to the Custodian for its services in connection with this Agreement.

          SECTION 8.2.   Notices.  All  notices   and  other  communications
                         -------
provided for hereunder shall be in writing (including telegraphic communication) and mailed, telecopied, telexed, telegraphed or delivered to the parties to the telex or telecopier number or address (as the case may be) specified for the intended recipient on the signature page hereof, or to such other number or address as such recipient may have last specified by notice to the other party. All such notices and communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails or sent by telecopy or telex or delivered to the telegraph company, respectively, addressed as aforesaid.

          SECTION 8.3.   Remedies and Waivers.  No failure  or delay  on the
                         --------------------
part of the Bank in exercising any right hereunder shall operate as a waiver of, or impair, any such right. No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right shall be effective unless given in writing. No waiver of any such right shall be deemed a waiver of any other right hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.4.   Amendment.  No amendment or waiver of any provision
                         ---------
of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Custodian and the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8.5.   Assignment.  (a) This  Agreement  shall  be binding
                         ----------
upon and inure to the benefit of the Custodian, the Bank and the Company and their respective successors and assigns;  provided, however, that the Company  may not assign any of its
              --------  -------
rights or obligations under this Agreement without the prior written consent of the Bank.

               (b) If the Bank or the Custodian assigns or otherwise transfers any of its rights and obligations hereunder, each reference in this Agreement to the Bank or the Custodian, as the case may be, shall be deemed to be a reference to the Bank or the Custodian, as the case may be, and the Person or Persons to which such rights and obligations were assigned and transferred to the extent of their respective interests.

          SECTION 8.6.   Governing Law.  This  Agreement  shall  be governed
                         -------------
by, and construed and interpreted in accordance with, the laws of the State of New York.

          SECTION 8.7.   Custodian Appointed Agent. The Bank hereby appoints
                         -------------------------
the Custodian as its agent to receive and hold Pledged Bonds constituting Collateral granted hereunder for the Bank's account. The Company acknowledges such appointment and agrees with the Bank and the Custodian, which by its execution of this Agreement accepts such appointment, that, for so long as this Agreement shall remain in full force and effect, all certificates or instruments representing or evidencing the Pledged Bonds shall be delivered to and held by the Custodian, as agent for the Bank.

          SECTION 8.8.   Reasonable Care.  The Custodian shall be  deemed to
                         ---------------
have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Custodian accords its own property.

          SECTION 8.9.   Integration of Terms.  This Agreement  contains the
                         --------------------
entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

          SECTION 8.10.  Counterparts.  This  Agreement  may be executed  in
                         ------------
counterparts, and such counterparts taken together shall be deemed to constitute one and the same agreement.

          SECTION 8.11.  Severability.  Any  provision   of  this  Agreement
                         ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              NEVADA POWER COMPANY
                              6226 West Sahara Avenue
                              P.O. Box 230
                              Las Vegas, Nevada  89151
                              Telecopy: (702) 367-8803
                              Attention: Treasurer



                              By
                                 -----------------------------------
                                 Title:


                              THE UNITED STATES TRUST COMPANY OF
                              NEW YORK, as Custodian
                              Attention:



                              By:
                                 ------------------------------------
                                 Title:



                              BARCLAYS BANK PLC, NEW YORK BRANCH



                              By

                                 Title:
                                                        EXHIBIT C


                   [LETTERHEAD OF GENERAL COUNSEL OF THE COMPANY]


                                           [Date of Issuance of
                                            Letter of Credit]



    To Barclays Bank PLC, New York Branch,
    as Administrative Agent and the Banks party to the Reimbursement Agreement referred to below


                      Nevada Power Company
                      --------------------



Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(k) of the Letter of Credit and Reimbursement Agreement, dated as of October 1, 1995 (the "Reimbursement Agreement"), among Nevada Power Company (the "Company"), Barclays Bank PLC New York Branch, as Letter of Credit Bank and Administrative Agent, and the Banks party thereto. Terms defined in the Reimbursement Agreement are used herein as therein defined.

          I am General Counsel of the Company and, as such, have acted as counsel for the Company in connection with the preparation, execution and delivery of, and the closing on this date under, the Reimbursement Agreement.

          In that connection, I have examined:

          (1)  The Reimbursement Agreement .

          (2)  The Related Documents.

          (3)  The other  documents  furnished  by the Company  pursuant  to
     Article III of the Reimbursement Agreement, including the PUC Order.

          (4)  The  Articles  of  Incorporation   of  the  Company  and  all
     amendments thereto (the "Charter").

          (5) The by-laws of the Company and all amendments thereto (the "By-laws").

          (6)  A certificate  of  the  Secretary  of  State of the  State of
     Nevada, dated [                ], attesting to the  continued corporate
                    ----------------
     existence and good standing of the Company in that State.

          I have also examined the originals, or copies certified to my satisfaction, of all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees (each, a "Restrictive Document"), which affect or purport to affect the Company's right to borrow money or the Company's obligations under the Reimbursement Agreement or the Related Documents to which it is a party. In addition, I have examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Reimbursement Agreement and the Related Documents by the parties thereto other than the Company.

          I am qualified to practice law in the State of Nevada and I do not express any opinion on any laws other than the laws of the State of Nevada and the Federal laws of the United States.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          2. The execution, delivery and performance by the Company of the Reimbursement Agreement and the Related Documents to which it is a party are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws or (ii) any law, rule or regulation applicable to the Company (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any Restrictive Document or, to the best of my knowledge, contained in any other similar document. The Reimbursement Agreement and the Related Documents to which it is a party have been duly executed and delivered on behalf of the Company.

          3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Reimbursement Agreement and the Related Documents to which it is a party, except for the PSC Order, which has been duly obtained, is final and is in full force and effect. The PSC Order is not the subject of appeal or reconsideration or other review, and no subsequent appeal or reconsideration or other review of the PSC Order will have any adverse effect upon the legality, validity or enforceability of the Company's obligations under the Reimbursement Agreement or the Related Documents to which the Company is a party.

          4. There are no pending or, to the best of my knowledge, overtly threatened actions or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator (i) which purport to affect the legality, validity, binding effect or enforceability of the Reimbursement Agreement or any Related Document to which the Company is a party or (ii) except as disclosed in the Company's December 31, 1994] Report on Form 10-K as filed with the Securities and Exchange Commission, which are likely to have a materially adverse effect upon the financial condition or operations of the Company or any of its Subsidiaries; and there has occurred no material adverse developments in any such action or proceeding so disclosed.



                              Very truly yours,

                                           EXHIBIT D


         [LETTERHEAD OF SPECIAL COUNSEL TO THE COMPANY]


                                           [Dates of Issuance of
                                            Letter of Credit]



    To Barclays Bank PLC, New York Branch,
    as Administrative Agent and the Banks party to the Reimbursement Agreement referred to below


                      Nevada Power Company
                      --------------------


Gentlemen:

          This opinion is furnished to you pursuant to Section 3.01(l) of the Letter of Credit and Reimbursement Agreement, dated as of October 1, 1995 (the "Reimbursement Agreement"), among Nevada Power Company (the "Company"), Barclays Bank PLC, New York Branch, as Administrative Agent and Letter of Credit Bank, and the Banks party thereto. Terms defined in the Reimbursement Agreement are used herein as therein defined.

          We have acted as Special Counsel to the Company in connection with the preparation, execution and delivery of, and the closing on this date under, the Reimbursement Agreement.

          In that connection, we have examined:

          (1)  The Reimbursement Agreement.

          (2)  The Related Documents.

          (3)  The other  documents  furnished  by the  Company  pursuant to
               Article III of the Reimbursement Agreement, including the PUC Order .

          In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or its officers or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Reimbursement Agreement and the Related Documents by the parties thereto other than the Company.

          We are qualified to practice law in the State of California and are familiar with the laws of the State of Nevada to the extent necessary to permit us to express the opinions hereinafter set forth in paragraph 3. Accordingly, our opinions herein are limited to the laws of the State of California, the State of Nevada and the Federal laws of the United States.

          For purposes of the opinions expressed below, we have relied with your permission on the opinion of Richard L. Hinckley, General Counsel of the Company, being delivered to you on this date pursuant to Section 3.01(m) of the Reimbursement Agreement.

          Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that

          1. Each of the Reimbursement Agreement, the Custodian Agreement and the other Related Documents to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2. The Custodian Agreement is effective to create a valid and perfected security interest in any right, title and interest in the Bonds from time to time pledged thereunder superior in right to any liens, existing or future, which the Company, the Issuer, the Trustee, the Remarketing Agent or any other Person may have against such Bonds or any interest therein.

          3. In any action or proceeding arising out of or relating to the Reimbursement Agreement or the Custodian Agreement in any court of the State of Nevada or in any Federal court sitting in the State of Nevada, such court would recognize and give effect to the provisions of Section
     7.10 of the Reimbursement Agreement and Section 8.6 of the Custodian Agreement wherein the parties thereto agree that the Reimbursement
     Agreement and the Custodian Agreement, as the case may be, shall be governed by, and construed in accordance with, the laws of the State of New York. Without limiting the generality of the foregoing, a court of the State of Nevada or a Federal court sitting in the State of Nevada would apply the usury law of the State of New York, and would not apply the usury law of the State of Nevada, to the Reimbursement Agreement. In this connection, we call your attention to the fact that the Supreme Court of Nevada has indicated in certain of its opinions that it may decline to enforce laws of other jurisdictions which it believes to be contrary to the public policy of Nevada. Although the Supreme Court of Nevada has sustained a decision enforcing the laws of another state, including usury provisions, we cannot give any assurance that, under any specific circumstances, the courts might not decline to enforce New York usury or other laws on public policy grounds not previously indicated (although no facts or circumstances have come to our attention in the context of the present transaction that lead us to believe that the present transaction would be contrary to public policy
                                    D-2
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     considerations  articulated  by the  Supreme Court of Nevada  to date).
     However, if a court were to hold that the Reimbursement Agreement and the Custodian Agreement are governed by, and to be construed in accordance with, the laws of the State of Nevada, the Reimbursement Agreement and the Custodian Agreement would be, under the laws of the State of Nevada, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          4.   The  offer,  sale  and  delivery  of  the  Bonds  under   the
     circumstances contemplated by the Related Documents do not require registration of the Bonds under the Securities Act of 1933, as amended, and do not require compliance with the qualification requirements of the Trust Indenture Act of 1939, as amended.

          5. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of the Reimbursement Agreement and the Related Documents to it is a party, expect for the PSC Order, which has been duly obtained, is final and is in full force and effect. The PSC Order is not the subject of appeal or reconsideration or other review, and no subsequent appeal or reconsideration or other review of the PSC Order will have any adverse effect upon the legality, validity or enforceability of the Company's obligations under the Reimbursement Agreement or the Related Documents to which the Company is a party.

          Our opinions set forth in paragraphs 1 and 3, above, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).



                              Very truly yours,






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